Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Neenah, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF 2018 ANNUAL MEETING
AND
PROXY STATEMENT

April 13, 2018

Dear Stockholder:

        On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2018 Annual Meeting of Stockholders of Neenah, Inc. to be held at the Company's headquarters located at Preston Ridge III, 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005 on Wednesday, May 23, 2018 at 10:00 a.m., Eastern Time.

        2017 was an important year for Neenah. We delivered record sales with volume-driven organic increases across our businesses, and completed a number of strategic activities to enhance our future growth. The largest of these was the successful start-up of a new, world-class filtration operation in Appleton, Wisconsin, to support our historic high single-digit growth rate of this global business. While the ramp up of a large, complex operation like this has a short term negative impact on profits, we remain confident and excited about the long term returns this investment provides. Further supporting our future growth was the purchase of a U.S. laminating operation to add to our premium packaging capabilities, and the acquisition of a European digital image transfer company which adds to our presence in this growing market. As always, we remain committed to deploying capital efficiently as we grow and to providing a meaningful cash return to our shareholders. In November, our Board authorized a 12 percent increase in our dividend, marking an eighth consecutive double digit increase in the past six years.

        We appreciate the contributions of Neenah's dedicated employees around the world and the confidence and support of our stockholders as we continue to become a faster-growing global specialty materials company known for its ability to create value for its shareholders. Reinforcing our progress in this regard was a change in our company name to Neenah, Inc. at year end.

        The formal business to be transacted at the 2018 Annual Meeting includes:

  •
  The election of the two nominees detailed in this Proxy Statement as Class II directors for a three-year term;

  •
  Approval of an advisory vote on the Company's executive compensation;

  •
  Approval of the 2018 Neenah, Inc. Omnibus Stock and Incentive Compensation Plan to, among other things, increase the amount of common stock reserved for issuance under our equity incentive plans by 800,000 shares; and

  •
  The ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.

        At the meeting, we will provide a brief report on our results and strategies. Our directors and executive officers, as well as representatives from Deloitte & Touche LLP, will be in attendance to answer any questions you may have.

        Regardless of whether you choose to attend or not, please either vote electronically using the Internet, vote by telephone, or follow the procedures for requesting written copies of the proxy materials described in the attached Proxy Statement and mark, date, sign and return the proxy card included with those materials at your earliest convenience. This will assure your shares will be represented and voted at the Annual Meeting.

Sincerely,

JOHN P. O'DONNELL President and Chief Executive Officer

Preston Ridge III
3460 Preston Ridge Road, Suite 600
Alpharetta, Georgia 30005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2018

        NOTICE HEREBY IS GIVEN that the 2018 Annual Meeting of Stockholders of Neenah, Inc. will be held at the Company's headquarters located at Preston Ridge III, 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005 on Wednesday, May 23, 2018 at 10:00 a.m., Eastern time, for the purpose of considering and voting upon:

  1.
  A proposal to elect the two nominees named as Class II directors in the attached Proxy Statement to serve until the 2021 Annual Meeting of Stockholders;

  2.
  A proposal to approve, on an advisory basis, the Company's executive compensation;

  3.
  A proposal to approve the 2018 Neenah, Inc. Omnibus Stock and Incentive Compensation Plan to, among other things, increase the amount of common stock reserved for issuance under our equity incentive plans by 800,000 shares; and;

  4.
  A proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Neenah, Inc. for the fiscal year ending December 31, 2018; and

  5.
  Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

        Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on March 29, 2018 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

        This Proxy Statement and the 2017 Annual Report to Stockholders are available at www.neenah.com/proxydocs.

By order of the Board of Directors.

STEVEN S. HEINRICHS Senior Vice President, General Counsel and Secretary

Alpharetta, Georgia
April 13, 2018

        PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN VOTE ELECTRONICALLY, BY TELEPHONE, OR REQUEST PRINTED PROXY MATERIALS AND PROMPTLY COMPLETE, EXECUTE AND RETURN THE PROXY CARD INCLUDED WITH THE PROXY MATERIALS IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

PROXY STATEMENT

 General Information

        Our Board of Directors is soliciting proxies from our stockholders in connection with Neenah's Annual Meeting of Stockholders. When used in this Proxy Statement, the terms "we," "us," "our," "the Company" and "Neenah" refer to Neenah, Inc. and its consolidated subsidiaries. This Proxy Statement and our 2017 Annual Report are first being mailed to stockholders who requested copies, and made available on April 13, 2018.

        Effective January 1, 2018, Neenah Paper, Inc. changed its name to Neenah, Inc. The Company's ticker symbol on the New York Stock Exchange remains "NP" and the names of subsidiaries were not affected.

SUMMARY

        This summary highlights information contained in the Proxy Statement. It does not include all of the information that you should consider prior to voting and we encourage you to read the entire document prior to voting. For more complete information regarding Neenah's 2017 financial performance, please review the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

        Stockholders are being asked to vote on the following matters at the 2018 Annual Meeting of Stockholders:

Our Board's Recommendation
ITEM 1. Election of Directors (page 10)
The Board and the Nominating and Corporate Governance Committee believe that the two Class II Director nominees possess the necessary qualifications, attributes, skills and experiences to provide quality advice and counsel to the Company's management and effectively oversee the business and the long-term interests of stockholders.	FOR each Director Nominee
ITEM 2. Advisory Vote to Approve Executive Compensation (page 29)
The Company seeks a non-binding advisory vote to approve the compensation of its named executive officers as described in the Compensation Discussion and Analysis section beginning on page 17 and the Executive Compensation Tables section beginning on page 29. The Board values stockholders' opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.	FOR
ITEM 3. Approval of the Company's 2018 Stock and Incentive Compensation Plan (page 30)
The Company seeks approval of the 2018 Neenah, Inc. Omnibus Stock and Incentive Compensation Plan (a copy of which is attached to this Proxy Statement as an Appendix). The Board believes approval of the 2018 Neenah, Inc. Omnibus Stock and Incentive Compensation Plan to, among other things, increase the amount of common stock reserved for issuance under our equity compensation plans by 800,000 shares is appropriate and in the best interest of the Company and its stockholders; and.	FOR
ITEM 4. Ratification of the Appointment of Deloitte & Touche, LLP, as Independent Auditors (page 42)
The Audit Committee and the Board believe that the retention of Deloitte & Touche, LLP, to serve as the Independent Auditors for the fiscal year ending December 31, 2018 is in the best interest of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee's selection of the Independent Auditors.	FOR

Questions and Answers about the Annual Meeting and Voting

When and where is the Annual Meeting?

When:	Wednesday, May 23, 2018, at 10:00 A.M. Eastern Daylight Time
Where:	Company headquarters located at Preston Ridge III, 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005

Who is entitled to vote at the Annual Meeting?

        You are entitled to vote at the Annual Meeting if you owned our common stock, par value $0.01 per share, as of the close of business March 29, 2018 (the "Record Date"), with each share entitling its owner to one vote on each matter submitted to the stockholders. On the record date, 16,823,674 shares of common stock were outstanding and eligible to be voted at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting.

How do I vote at the Annual Meeting?

        You may vote in person at the Annual Meeting or by proxy. We recommend you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the meeting. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. If you plan to attend the meeting in person you must provide proof of your ownership of our common stock as of the record date, such as an account statement, and a form of personal identification for admission to the meeting. If you hold your shares in street name and you also wish to be able to vote at the annual meeting, you are required to obtain a proxy from your bank or broker, executed in your favor.

        If your shares are held in your name, you can vote by proxy in three convenient ways:

  •
  Via the Internet:  Go to http://www.proxyvote.com and follow the instructions.

  •
  By Telephone:  Call toll-free 1-800-690-6903 and follow the instructions.

  •
  By Mail:  Request a printed copy of the proxy materials disclosed in this Proxy Statement and complete, sign, date and return your proxy card in the envelope included with your printed proxy materials.

        If your shares are held in street name, the availability of telephone and internet voting will depend on the voting processes of the applicable bank or brokerage firm; therefore, it is recommended that you follow the voting instructions on the form you receive from your bank or brokerage firm. All properly executed proxies received by Neenah in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted on the proxy card. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

        We are also sending the Notice and voting materials to participants in various employee benefit plans of Neenah. The trustee of each plan, as the stockholder of record of the shares of common stock held in the plan, will vote whole shares of stock attributable to each participant's interest in the plan in accordance with the directions the participant gives or, if no directions are given by the participant, in accordance with the directions received from the applicable plan committees.

Can I change my vote?

        Any stockholder of record delivering a proxy has the power to revoke it at any time before it is voted: (i) by giving written notice to Steven S. Heinrichs, Senior Vice President, General Counsel and Secretary of Neenah, at Preston Ridge III, 3460 Preston Ridge Road, Suite 600, Alpharetta,

Georgia, 30005; (ii) by submitting a proxy card bearing a later date, including a proxy submitted via the Internet or by telephone; or (iii) by voting in person at the Annual Meeting. Please note, however, that any beneficial owner of our common stock whose shares are held in street name may (a) revoke his or her proxy and (b) attend and vote his or her shares in person at the Annual Meeting only in accordance with applicable rules and procedures as then may be employed by such beneficial owner's brokerage firm or bank.

What Proposals am I being asked to vote on at the Annual Meeting and what is required to approve each proposal?

        You are being asked to vote on four proposals: Proposal 1 the election of the proposed nominees as Class II directors; Proposal 2 the approval, in a non-binding advisory vote, of Neenah's executive compensation; Proposal 3 the approval of the Company's Omnibus Plan; and Proposal 4 the ratification of the appointment of our independent public accounting firm.

        In voting with regard to Proposal 1, you may vote in favor of each nominees, against each nominee, or may abstain from voting. A majority of the shares of common stock represented and entitled to vote on Proposal 1 is required for the election of each director, provided a quorum is present. Abstentions will be considered in determining the number of votes required to obtain the necessary majority vote for the proposal, and therefore will have the same legal effect as votes against the proposal.

        In voting with regard to Proposals 2, 3 and 4 you may vote in favor of each proposal, against each proposal, or may abstain from voting. The vote required to approve Proposals 2, 3 and 4 is majority of the shares of common stock represented and entitled to vote, provided a quorum is present. Abstentions will be considered in determining the number of votes required to obtain the necessary majority vote for each proposal, and therefore will have the same legal effect as votes against such proposal.

        Neenah is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named as proxies to vote the shares represented thereby in their discretion.

What happens if I don't return my proxy card or vote my shares?

        If you hold your shares directly your shares will not be voted if you do not return your proxy card or vote in person at the Annual Meeting. If your shares are held in the name of a bank or brokerage firm (in "street name") and you do not vote your shares, your bank or brokerage firm can only vote your shares in their discretion for proposals which are considered "discretionary" proposals. We believe that Proposal 4 is a discretionary proposal. Brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the broker for proposals which are considered "non-discretionary" (a "broker non-vote"). We believe Proposals 1, 2 and 3 are non-discretionary proposals. As such, broker non-votes will be counted for the purpose of determining if a quorum is present, but will not be considered as shares entitled to vote on Proposals 1, 2 and 3, and therefore will have no effect on the outcome of these proposals.

What happens if I sign, date and return my proxy card but do not specify how to vote my shares?

        If a signed proxy card is received which does not specify a vote or an abstention, then the shares represented by that proxy card will be voted FOR the election of all Class II director nominees described herein, FOR the approval of the Company's executive compensation, FOR the approval of the Company's 2018 Stock and Incentive Compensation Plan, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Why haven't I received a printed copy of the Proxy Statement or annual report?

        We are choosing to follow the Securities and Exchange Commission ("SEC") rules that allow companies to furnish proxy materials to stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials, or "Notice," by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders by April 13, 2018.

Who pays for the cost of this proxy solicitation?

        We will bear the cost of preparing, printing and filing the Proxy Statement and related proxy materials. In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers and employees, in person and by telephone or email and facsimile. We expect to retain Okapi Partners LLC to aid in the solicitation at a cost of approximately $8,500, plus reimbursement of out-of-pocket expenses. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. We will pay all expenses incurred in connection with the solicitation of proxies.

When will voting results be made available?

        We will announce the final results on our web site at www.neenah.com shortly after the meeting and on Form 8-K immediately following the meeting.

BENEFICIAL OWNERSHIP

  DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 29, 2018 with respect to: (i) each of our directors; (ii) each of the named executive officers appearing elsewhere herein; and (iii) all executive officers and directors as a group, based in each case on information furnished to us by such persons. As used in this Proxy Statement, "beneficial ownership" means that a person has, as of March 31, 2018, or may have within 60 days thereafter, the sole or shared power to vote or direct the voting of a security and/or the sole or shared investment power to dispose of or direct the disposition of a security.

Name	Shares Beneficially Owned(1)		Percent of Class(2)
William M. Cook	2,881	(3)	*
Margaret S. Dano	3,778	(4)	*
Sean T. Erwin	20,563	(5)	*
Steven S. Heinrichs	24,085	(6)	*
Bonnie C. Lind	27,867	(7)	*
Timothy S. Lucas	15,693	(8)	*
John F. McGovern	4,155		*
Philip C. Moore	20,927	(9)	*
John P. O'Donnell	86,353	(10)	*
Matthew L. Duncan	217	(11)	*
Julie A. Schertell	4,691	(12)	*
Stephen M. Wood	44,113	(13)	*
All directors and executive officers as a group (15 persons)	287,822	(14)	1.5

(1)
Except as otherwise noted, the directors and executive officers, and all directors and executive officers as a group, have sole voting power and sole investment power over the shares listed. Shares of common stock held by the trustee of Neenah's 401(k) Retirement Plan for the benefit of, and which are attributable to our executive officers are included in the table.

(2)
An asterisk indicates that the percentage of common stock beneficially owned by the named individual does not exceed 1% of the total outstanding shares of our common stock.

(3)
Includes 1,318 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 29, 2018.

(4)
Includes 1,318 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 29, 2018.

(5)
Includes 1,318 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 29, 2018. This total does not include 3,500 vested Stock Appreciation Rights.

(6)
This total does not include 8,044 vested Stock Appreciation Rights.

(7)
This total does not include 11,462 vested Stock Appreciation Rights.

(8)
Includes 1,318 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 29, 2018. This total does not include 7,310 vested Stock Appreciation Rights.

(9)
Includes 1,318 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 29, 2018.

(10)
This total does not include 31,125 vested Stock Appreciation Rights.

(11)
This total does not include 2,429 vested Stock Appreciation Rights.

(12)
This total does not include 23,007 vested Stock Appreciation Rights.

(13)
Includes 1,318 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 29, 2018.

(14)
On July 1, 2014 the Company converted all outstanding Stock Options to Stock Appreciation Rights which are not included in the calculation of beneficial ownership. Stock Appreciation Rights are disclosed in detail under the Outstanding Equity at the End of 2017 section of this Proxy Statement.

  THIRD PARTIES

        The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2017 for each person known to us to be the beneficial owner of more than 5% of our outstanding common stock.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares		Percent of Class
Blackrock, Inc.	2,134,590	(1)	12.7%
55 East 52nd Street New York, NY 10055
The Vanguard Group	960,913	(2)	5.7%
100 Vanguard Blvd. Malverne, PA 19355
Wells Fargo & Company	939,227	(3)	5.6%
420 Montgomery St. San Francisco, CA 94163
Wells Capital Management Incorporated	878,915	(4)	5.23%
525 Market Street, 10th Floor San Francisco, CA 94105

(1)
The amount shown and the following information is derived from the Schedule 13G filed by Blackrock, Inc. on January 19, 2018, reporting beneficial ownership as of December 31, 2017. Of the 2,134,590 shares shown, BlackRock, Inc. has sole dispositive power over all of the shares and sole voting power over 2,098,929 shares.

(2)
The amount shown and the following information is derived from the Schedule 13G filed by The Vanguard Group, on February 9, 2018, reporting beneficial ownership as of December 31, 2017. Of the 960,913 shares shown The Vanguard Group has sole dispositive power over 928,796 of the shares, , shared voting power with respect to 3,500 shares, shared dispositive power with respect to 32,117 shares and sole voting power over 30,032 shares.

(3)
The amount shown and the following information is derived from the Schedule 13G filed by Wells Fargo and Company, on behalf of itself and certain subsidiaries named therein, on January 30, 2018, reporting beneficial ownership as of December 31, 2017. Of the 939,227 shares shown Wells Fargo and Company has sole dispositive power over 14,721 of the shares, shared voting power with respect to 239,143 shares, shared dispositive power with respect to 924,506 shares and sole voting power over 14,721 shares.

(4)
The amount shown and the following information is derived from the Schedule 13G filed by Wells Capital Management Incorporated, on January 30, 2018, reporting beneficial ownership as of December 31, 2017. Of the 878,915 shares shown Wells Capital Management Incorporated has shared voting power with respect to 791,658 shares and shared dispositive power with respect to all of the shares.

ELECTION OF DIRECTORS (ITEM 1)

        The Board unanimously recommends that the stockholders vote "FOR" the proposal to elect Margaret S. Dano and Stephen M. Wood as Class II directors for a three-year term expiring at the 2021 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

        The Board currently consists of eight members divided into two classes of three directors and one class of two directors. The directors in each class serve three year terms, with the terms of the Class II directors expiring at the 2018 Annual Meeting. The Board has nominated Margaret S. Dano and Stephen M. Wood, each a current director of Neenah, for re-election as Class II directors at the 2018 Annual Meeting. If elected, the nominees will serve a three-year term expiring at the 2021 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified.

        Each of the nominees has consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

        If any incumbent nominee for director in an uncontested election should fail to receive the required affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, under Delaware law the director remains in office as a "holdover" director until his or her successor is elected and qualified or until his or her earlier resignation, retirement, disqualification, removal from office or death. In the event of a holdover director, the Board of Directors in its discretion may request the director to resign from the Board. If the director resigns, the Board of Directors may immediately fill the resulting vacancy, allow the vacancy to remain open until a suitable candidate is located and appointed or adopt a resolution to decrease the authorized number of directors.

        Set forth below is certain information as of March 29, 2018, regarding the nominees and each director continuing in office, including their ages, principal occupations (which have continued for at least the past five years unless otherwise noted), current Board experience and participation, and how the background, experience and qualification of each nominee and director make them well suited to serve on Neenah's Board.

Information Regarding Directors Nominated for Reelection

        Margaret S. Dano, born in 1959, is the former Chairman of the Board for Superior Industries International, Inc., a leading manufacturer of aluminum road wheels for use in the automobile and light truck industry. Ms. Dano was appointed as Chairman of the Board in 2014 and served as a director for Superior from 2007 to 2017. In addition, Ms. Dano currently serves as a director of Douglas Dynamics, Inc., a manufacturer of snow and ice control equipment for the global light truck market, a position she has held since 2012, where she chairs the Governance committee and serves on both the compensation and audit committees. From 2002 to 2005 Ms. Dano served as Vice President, Worldwide Integrated Supply Chain and Operations for Honeywell Corporation. Prior to that she served as Vice President, Worldwide Supply Chain Office Products & GM Printer Papers for Avery Dennison Corporation from 1999 to 2002 and Vice President of Corporate Manufacturing & Engineering from 1996 1999. Ms. Dano received a BS in mechanical engineering from Kettering University (formerly the General Motors Institute). Ms. Dano was appointed to Neenah's Board in 2015. Ms. Dano's senior executive experience in global manufacturing and supply chain and her public board experience and leadership with manufacturing companies makes her an effective member of Neenah's Board.

        Stephen M. Wood, Ph.D., born in 1946, is an Operating Partner with Snow Phipps Group LLC, an internationally diversified investment company. Prior to this he served as Chairman of the Board for FiberVisions Corporation which is a leading global manufacturer of synthetic fibers for consumer products, construction and industrial applications. Dr. Wood was President and Chief Executive Officer of FiberVisions from 2006 to 2012. Dr. Wood was also Chairman of the Board of ESFV which is a global joint Venture with JNC Corporation, a leading Japanese Chemical Company. From 2001 to 2004, Dr. Wood served as President and Chief Executive Officer of Kraton Polymers, a specialties chemical company, and Chairman and Representative Director of JSR Kraton Elastomers, a Japanese joint venture company. Prior to this Dr. Wood was President of the Global Elastomers business of Shell Chemicals, Ltd., and a Vice President of that company. Dr. Wood was also elected International President of the International Institute of Synthetic Rubber Producers. Dr. Wood has a BSc in Chemistry and a Ph.D. in Chemical Engineering from Nottingham University, United Kingdom and is a graduate of the Institute of Chemical Engineers and a Fellow of the Institute of Directors. Dr. Wood has served as a director of Neenah since November 30, 2004. Dr. Wood's experience as the senior executive of global chemical manufacturing companies, his international and previous board experience and his educational background make him an effective member of Neenah's Board.

Class III Directors—Term Expiring at the 2019 Annual Meeting

        Sean T. Erwin, born in 1951, is the Chairman of our Board of Directors. Mr. Erwin served as the Company's President and Chief Executive Officer from 2004 through May 2011. Prior to the spin-off of Neenah from Kimberly Clark Corporation on November 30, 2004 (the "spin-off"), Mr. Erwin had been an employee of Kimberly Clark since 1978, and had held increasingly senior positions in both finance and business management. In January 2004, Mr. Erwin was named President of Kimberly Clark's Pulp and Paper Sector, which comprised the businesses transferred to us by Kimberly Clark in the spin-off. He served as the President of the Global Nonwoven business from early 2001. He has also served as the President of the European Consumer Tissue business, Managing Director of Kimberly Clark Australia, as well as previously serving as President of the Pulp and Paper Sector, and President of the Technical Paper business. Mr. Erwin received his BS in Accounting and Finance from Northern Illinois University. Mr. Erwin served as a director of Carmike Cinemas, Inc. from 2012-2016. Mr. Erwin has served as a director of Neenah since November 30, 2004. Mr. Erwin's extensive experience as former CEO of the Company and his vast industry experience and leadership positions make him an effective member of Neenah's Board.

        John F. McGovern, born in 1946, is the founder, and since 1999 a partner, of Aurora Capital LLC, a private investment and consulting firm based in Atlanta, Georgia. Prior to founding Aurora Capital, Mr. McGovern served in a number of positions of increasing responsibility at Georgia Pacific Corporation from 1981 to 1999, including Executive Vice President/Chief Financial Officer from 1994 to 1999. Previously, Mr. McGovern had been Vice President and Director, Forest Products and Package Division of Chase Manhattan Bank. He currently serves as a director of Xerium Technologies, Inc. where he serves as audit committee chairman. Mr. McGovern also served as a director of GenTek, Inc. from 2003 to 2009, Maxim Crane Works Holdings, Inc. from 2005 to 2008, and Collective Brands Inc. from 2003 to 2012. From 2006 to 2010, Mr. McGovern served as lead director of Neenah's Board for all executive sessions of non-management directors. Mr. McGovern has served as a director of Neenah since January 10, 2006. Mr. McGovern received his BS from Fordham University. Mr. McGovern's extensive experience as the senior financial executive of a multinational paper products company and his experience as an executive in the financial services industry as well as his experience on other public company boards make him an effective member of Neenah's Board.

        Timothy S. Lucas, born in 1946, retired as an independent consultant on financial reporting issues in December of 2017; he had been practicing as Lucas Financial Reporting since 2002. From 1988 to 2002, Mr. Lucas worked at the Financial Accounting Standards Board ("FASB"), where he was the

Director of Research and Technical Activities, and Chairman of the FASB's Emerging Issues Task Force. Mr. Lucas has served as a director of Neenah since November 30, 2004. Mr. Lucas received his BA in Economics and BS in Accounting from Rice University and his Master of Accounting from the Jesse H. Jones Graduate School, Rice University. Mr. Lucas' experience at FASB, consulting experience, and his educational background make him an effective member of Neenah's Board.

Class I Directors—Term Expiring at the 2020 Annual Meeting

        John P. O'Donnell, born in 1960, is President and Chief Executive Officer of the Company. Prior to being CEO, Mr. O'Donnell served as Chief Operating Officer of the Company and President, Fine Paper. Mr. O'Donnell was employed by Georgia Pacific Corporation from 1985 until 2007 and held increasingly senior management positions in the Consumer Products division. Mr. O'Donnell served as President of the North American Retail Business from 2004 through 2007, and as President of the North American Commercial Tissue business from 2002 through 2004. Mr. O'Donnell received his BS from Iowa State University. Mr. O'Donnell has served as a director of Neenah since November 2010. Mr. O'Donnell has also served as a Director for Clearwater Paper since April 2016. Mr. O'Donnell's extensive experience in the paper and consumer products industries, and his leadership positions in the Company, makes him an effective member of Neenah's Board.

        William M. Cook, born 1953, is the retired Executive Chairman (2015-2016) of Donaldson Company Inc., a technology-driven global company that manufacturers filtration systems to remove contaminants from air and liquids. Mr. Cook is also the former Chairman, President and Chief Executive Officer (2004-2015) of Donaldson. Prior to that, Mr. Cook held various roles at Donaldson of increasing responsibility, including service as Senior Vice President, International (2000-2004); Chief Financial Officer (2001-2004); and Senior Vice President, Commercial and Industrial (1994-2000). Mr. Cook is also currently a Director of IDEX Corporation and was a director of Valspar Corporation from 2010 to 2017. Mr. Cook brings to the Neenah Board his filtration industry and operations experience and financial expertise for the past 35 years at Donaldson where he held a wide range of financial and business positions with global responsibilities. Mr. Cook is an experienced public company Board member having served on the Donaldson Board from 2004-2016 and as an independent director. Mr. Cook also has valuable Board experience from his past service to various private and charitable organizations. Mr. Cook holds a B.S. degree in Business Management and an M.B.A. degree from Virginia Tech. Mr. Cook's educational background, financial expertise and extensive experience in the filtration industry makes him an effective member of Neenah's Board.

        Philip C. Moore, born in 1953, retired as Senior Vice President, Deputy General Counsel and Corporate Secretary of TD Bank Group, Toronto, Canada on December 31, 2016. Mr. Moore joined TD Bank Group in May 2013, prior to which he had been a partner at McCarthy Tétrault LLP, Canada's national law firm where he practiced corporate and securities law in Toronto and Sydney, Australia, with particular emphasis on corporate governance and finance, mergers and acquisitions and other business law issues. He has been involved in many corporate mergers, acquisitions, dispositions and reorganizations, as well as capital markets transactions in a variety of industries and geographies. Mr. Moore has extensive experience in corporate transactions involving the pulp and paper industries. Mr. Moore has been awarded the designation "Chartered Director" from the Directors College, Canada's leading director education program run by McMaster University and the Conference Board of Canada. He has advised on the design and implementation of numerous executive compensation plans, as well as on executive compensation governance matters. From 1994 until 2000, he was a director of Imax Corporation and is currently a director of a number of private corporations. Mr. Moore has served as a director of Neenah since November 30, 2004. Mr. Moore received his BA from McMaster University and his LLB from Queen's University. Mr. Moore's educational background and extensive experience in corporate governance and business law makes him an effective member of Neenah's Board.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, which we refer to as the Nominating Committee. The Board of Directors held five meetings in 2017. The Company's Corporate Governance Policies provide that all directors are expected to regularly attend and participate in Board and Committee meetings and encourage the directors to attend the Company's Annual Meeting. In 2017 our directors attended 100% of the meetings of the Board and meetings of the committees of which he or she is a member. Neenah holds regularly scheduled executive sessions of the independent directors at each Board meeting. As Chairman of the Board Mr. Erwin presides at all the executive sessions other than meetings of the non-affiliated independent directors, at which Mr. McGovern presides. All of the Company's directors were in attendance at the 2017 Annual Meeting.

        The following table describes the membership of each of the committees as of the 2018 Annual Meeting:

	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Philip C. Moore	X	X
Timothy S. Lucas	Chair*		X
John F. McGovern		Chair	X
Stephen M. Wood	X		Chair
Margaret S. Dano		X	X
William M. Cook	X*	X
Number of meetings	8	4	5

*
The Board has determined that Mr. Lucas and Mr. Cook are audit committee financial experts within the meaning of the SEC's rules.

Audit Committee

        The Audit Committee is comprised solely of directors who meet the independence requirements of the New York Stock Exchange ("NYSE") and the Securities Exchange Act of 1934, as amended ("Exchange Act"), and are financially literate, as required by NYSE rules. At least one member of the Audit Committee is an audit committee financial expert, as defined by the rules and regulations of SEC. The Audit Committee has been established in accordance with applicable rules promulgated by the NYSE and SEC. The Audit Committee assists the Board in monitoring:

  •
  the quality and integrity of our financial statements;

  •
  our compliance with ethical policies contained in our Code of Business Conduct and Ethics and legal and regulatory requirements as well as the administration of our policy regarding related party transactions;

  •
  the independence, qualification and performance of our registered public accounting firm;

  •
  the performance of our internal auditors; and

  •
  related party transactions.

        The Audit Committee is governed by the Audit Committee Charter approved by the Board. The charter is available on our website at www.neenah.com.

Nominating and Corporate Governance Committee

        The Nominating Committee is comprised solely of directors who meet the NYSE independence requirements. The Nominating Committee:

  •
  oversees the process by which individuals are nominated to our Board;

  •
  reviews the qualifications, performance and independence of members of our Board;

  •
  reviews and recommends policies with respect to composition, organization, processes and practices of our Board, including diversity; and

  •
  identifies and investigates emerging corporate governance issues and trends that may affect us.

        The Nominating Committee is governed by the Nominating and Corporate Governance Committee Charter approved by the Board. The charter is available on our website at www.neenah.com.

Compensation Committee

        The Compensation Committee is comprised solely of directors who meet NYSE independence requirements, meet the requirements for a "nonemployee director" under the Exchange Act, and meet the requirements for an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee:

  •
  reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and sets such compensation;

  •
  approves, in consultation with our Chief Executive Officer, the compensation of our officers who are elected by our Board;

  •
  makes recommendations to our Board with respect to our equity-based plans and executive incentive compensation plans; and

  •
  reviews with management and approves awards under our long-term incentive-compensation plans and equity-based plans.

        The Compensation Committee is governed by the Compensation Committee Charter approved by the Board. The charter is available on our website at www.neenah.com.

        Additional information regarding the Compensation Committee's processes and procedures for consideration of executive compensation is provided in the Compensation Discussion and Analysis below.

CORPORATE GOVERNANCE

Board Leadership

        The Board selects from among its members the Chairman of the Board. The Board also elects the Chief Executive Officer of the Company. The current Board Leadership is as Follows:

Chairman of the Board:	Sean T. Erwin
Chief Executive Officer:	John P. O'Donnell

        The Board believes that at this time it is appropriate for Mr. Erwin to serve as independent Chairman while Mr. O'Donnell serves as Chief Executive Officer and a member of the Board. Mr. O'Donnell's position as both CEO and a Director provides a continuity of leadership between the senior executive team and the Board and enhances the corporate governance environment of the Board.

Independent Directors

        Our Amended and Restated Bylaws provide that a majority of the directors on our Board shall be independent and currently seven out of the eight directors are independent. In addition, the Corporate Governance Policies adopted by the Board, described further below, provide for independence standards consistent with NYSE listing standards. Generally, a director does not qualify as an independent director if the director (or in some cases, members of the director's immediate family) has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. Having seven out of eight independent directors provides Neenah with a sufficient level of oversight, governance and independence without unduly limiting the senior executives from acting in the best interest of the Company and its shareholders. Even though Mr. Erwin is considered independent according to NYSE listing standards and SEC regulations, the Board appointed John F. McGovern to serve as Presiding Director for meetings of the non-affiliated independent directors.

        In evaluating the independence of our independent directors, the Board also considered whether any of the independent directors had any material relationships with Neenah and concluded that no such material relationship existed that would impair their independence. See "Approval of Related Party Transactions" below. In making this determination, the Board relied both on information provided by our directors as well as information developed internally by Neenah. As is currently the case, immediately after the election of the nominees to the Board of Directors, a majority of all directors holding office will be independent directors. The Nominating Committee and the Board have affirmatively determined that seven of the Company's eight directors do not have any relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors and are independent in accordance with NYSE listing standards, rules and regulations and our Corporate Governance Policies. Neenah's independent directors are Sean T. Erwin, Margaret S. Dano, Stephen M. Wood, John F. McGovern, Timothy S. Lucas, Philip C. Moore and William M. Cook.

Nomination of Directors

        The Board of Directors is responsible for approving candidates for Board membership. The Board has delegated the screening and recruitment process to the Nominating Committee, in consultation with the Chairman of the Board and Chief Executive Officer. More specifically, our Nominating Committee has adopted, and the Board has ratified, the "Neenah, Inc. Policy Regarding Qualification and Nomination of Director Candidates."

        The Nominating Committee seeks to create a Board that is as a whole strong in its collective knowledge of, and diversity of skills and experience with respect to, accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance, education, background and global markets.

        Qualified candidates for director are those who, in the judgment of the Nominating Committee, possess all of the following personal attributes and a sufficient mix of the following experience attributes to assure effective service on the Board. Personal attributes of a Board candidate considered by the Nominating Committee include: leadership, ethical nature, contributing nature, independence, interpersonal skills, and effectiveness. Experience attributes of a Board candidate considered by the Nominating Committee include: financial acumen, general business experience, industry knowledge, diversity of view-points, special business experience and expertise. When the Nominating Committee reviews a potential new candidate, the Nominating Committee looks specifically at the candidate's qualifications in light of the needs of the Board and our company at that time, given the then current mix of director attributes. Although the Company does not have a specific Board diversity policy, the Nominating Committee looks at the diversity of experience, background and Board composition in recommending director candidates as required by the Nominating Committee's charter.

        The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating Committee periodically assesses the appropriate size of the Board and whether any vacancies on the Board are expected. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee will seek to identify director candidates based on input provided by a number of sources, including: (i) Nominating Committee members; (ii) other directors of Neenah; (iii) management of Neenah; and (iv) stockholders of Neenah. The Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates.

        The Nominating Committee will consider nominees recommended by stockholders as candidates for election to the Board. A stockholder wishing to nominate a candidate for election to the Board at the Annual Meeting is required to give written notice to the Secretary of Neenah of his or her intention to make a nomination. Pursuant to our Amended and Restated Bylaws, the notice of nomination must be received by Neenah not less than 50 days nor more than 75 days prior to the Annual Meeting, or if Neenah gives less than 60 days' notice of the meeting date, the notice of nomination must be received within 10 days after the Annual Meeting date is announced.

        To recommend a nominee, a stockholder should write to Steven S. Heinrichs, Senior Vice President, General Counsel and Secretary of Neenah, at 3460 Preston Ridge Road, Preston Ridge III, Suite 600, Alpharetta, Georgia 30005. Any such recommendation must include:

  •
  the name and address of the stockholder and a representation that the stockholder is a holder of record of shares of our common stock;

  •
  a brief biographical description for the nominee, including his or her name, age, business and residence addresses, occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above;

  •
  a description of all arrangements or understandings between the stockholder and each nominee; and

  •
  the candidate's consent to serve as a director if elected.

        Once director candidates have been identified, the Nominating Committee will then evaluate each candidate in light of his or her qualifications and credentials and any additional factors that the

Nominating Committee deems necessary or appropriate, including those set forth above. Qualified prospective candidates will be interviewed by the Chairman of the Board, the Chief Executive Officer and at least one member of the Nominating Committee. The full Board will be kept informed of the candidate's progress. Using input from such interviews and other information obtained by the Nominating Committee, the Nominating Committee will evaluate whether a prospective candidate is qualified to serve as a director and, if so qualified, will seek full Board approval of the nomination of the candidate or the election of such candidate to fill a vacancy on the Board.

        Existing directors who are being considered for re-nomination will be re-evaluated by the Nominating Committee based on each director's satisfaction of the qualifications described above and his or her performance as a director during the preceding year. All candidates submitted by stockholders will be evaluated in the same manner as candidates recommended from other sources, provided that the procedures set forth above have been followed.

        All of the current nominees for director are current members of the Board. Based on the Nominating Committee's evaluation of each nominee's satisfaction of the qualifications described above, the Nominating Committee determined to recommend the three directors for re-election. The Nominating Committee has not received any nominations from stockholders for the Annual Meeting.

Corporate Governance Policies

        We have adopted the Neenah, Inc. Corporate Governance Policies that guide the Company and the Board on matters of corporate governance, including director responsibilities, Board committees and their charters, director independence, director qualifications, director evaluations, director orientation and education, director access to management, Board access to independent advisors, and management development and succession planning. Copies of the Corporate Governance Policies are available on our website at www.neenah.com.

Code of Business Conduct and Ethics

        We have adopted the Neenah, Inc. Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics meets the requirements of a "code of ethics" as defined by SEC rules and regulations. The Code of Business Conduct and Ethics also meets the requirements of a code of conduct under NYSE listing standards. The Code of Business Conduct and Ethics is available on our website at www.neenah.com.

Risk Oversight

        The Board participates in risk oversight through the Company's Enterprise Risk Evaluation conducted by our Chief Financial Officer and General Counsel, in conjunction with the Company's senior management team. Annual findings are reported to the Audit Committee pursuant to the requirements of its charter and the full Board reviews an annual report of the findings as required by our Corporate Governance Policies.

Communications with the Board of Directors

        We have established a process for interested parties to communicate with members of the Board, including non-management members of the Board. If you have any concern, question or complaint regarding any accounting, auditing or internal controls matter, or any issue with regard to our Code of Business Conduct and Ethics or other matters that you wish to communicate to our Board or non- management directors, send these matters in writing to c/o General Counsel, Neenah, Inc., Preston Ridge III, 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005. Information about our Board communications policy and procedures for processing Board communications for all interested parties can be found on our website at www.neenah.com under the link "Investor Relations—Corporate Governance—Board of Directors—Board Communications Policy."

Approval of Related Party Transactions

        The charter of the Audit Committee requires that the Audit Committee review and approve any transactions that would require disclosure under SEC rules and regulations. To help identify related party transactions and relationships, each director and named executive officer, as such term is used is "Additional Executive Compensation Information—Summary Compensation Table," completes a questionnaire on an annual basis that requires the disclosure of any transaction or relationships that the person, or any member of his or her immediate family, has or will have with the Company. Additionally, the Company's Code of Business Conduct and Ethics prohibits related party transactions and requires that any employee with knowledge of such a transaction provide written notice of the relationship or transaction to the Company's General Counsel. Neither Neenah nor the Board is aware of any matter in 2017 that required the review and approval of the Audit Committee in accordance with the terms of the charter.

Shareholder Rights Plan

        The Company's stockholder Rights Agreement expired on November 30, 2014. The Company has decided at this time to not put a new plan in place. We will evaluate the need for such a plan in the future as such need may arise.

2017 DIRECTOR COMPENSATION

        The Compensation Committee has responsibility for evaluating and making recommendations to the Board of Directors regarding compensation for our nonemployee directors.

        Each of our directors who are not employees receives the following compensation:

Item	Amount
Annual cash retainer	$60,000
Additional cash retainers for Committee and Board Chairs:
• Board Chairman	$40,000
• Audit Committee Chairman	$30,000
• Compensation Committee Chairman	$30,000
• Nominating Committee Chairman	$17,500
Additional cash retainers for Committee Members:
• Audit Committee	$9,000
• Compensation Committee Chairman	$7,000
• Nominating Committee Chairman	$5,000
Annual value of equity grant	$100,000 (100% restricted stock
units)

        Neenah's director compensation program is intended to align with market level compensation to attract, motivate, and retain high-performing and diverse quality director talent. Neenah bi-annually conducts a director pay study to ensure alignment with market level compensation, the latest of which was undertaken in 2017 and resulted in an adjustment to better align with the market and evolving director work load as shown in the table above. In 2017 the directors each received a total of 1,318 RSUs. The number of RSUs granted to nonemployee directors is calculated annually by dividing the total value of the equity grant by the grant date fair value of the Company's stock on the day of the grant. in the same manner as used to calculate grants for Company employees under the Long-Term Compensation Plan ("LTCP"). The RSUs become fully vested and convert to shares of our common stock on the first anniversary of the date of grant. Employee directors receive no additional compensation and no perquisites for serving on our Board. Neenah also established the Neenah Paper Directors' Deferred Compensation Plan (the "Directors' Plan"), which enables each of our nonemployee directors to defer a portion of their cash compensation and RSU awards. In 2017 Mr. McGovern participated in the Director's Plan.

        Each of our nonemployee directors is required to own Company stock equal to four times their annual cash retainer. The valuation of restricted stock and options owned by our directors is calculated pursuant to the same guidelines detailed in this Proxy Statement for our named executive officers. All of our nonemployee directors met or exceeded the guidelines as of December 31, 2017.

        The following table shows the total compensation paid to each of our nonemployee directors in 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Sean T. Erwin	87,500	99,970	187,470
William M. Cook	64,250	99,970	164,220
Margaret S. Dano	66,000	99,970	165,970
Timothy S. Lucas	85,500	99,970	185,470
John F. McGovern	79,750	99,970	179,720
Philip C. Moore	67,000	99,970	166,970
Stephen M. Wood	93,500	99,970	193,470

(1)
Amounts reported in this column represent the grant date fair value of the 2017 RSU award granted to each director, calculated in accordance with Financial Accounting Standards Board Statement ASC Topic 718 ("ASC 718"). Due to restrictions imposed by Canadian law, Mr. Moore is not able to receive a quarterly cash dividend on his RSUs. In lieu of receiving such dividends, Mr. Moore is granted additional RSUs on the date of each dividend payment and in value to the cash dividend that he would have received. Mr. Moore received 22 of these RSUs in 2017.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The following section presents an analysis, summary and overview of our compensation policies and programs, including material decisions made under those policies and programs in setting the compensation levels for 2017 for our "named executive officers" ("NEO"). Decisions made concerning the total compensation package for our executives take into consideration the individual executive's level of responsibility within Neenah, the performance of Neenah relative to internal targets and peer companies, and the creation of long term shareholder value. We strive to achieve a balanced and competitive compensation package through a mix of base salary, performance-based cash bonuses, long-term equity based incentives and awards, deferred compensation plans, pension plans and welfare benefits.

Compensation Objectives and Philosophy

        Neenah's compensation policies are designed to incorporate the following attributes:

Included	Excluded
Significant component of pay based on performance achievement; more senior positions have a higher percentage of performance-based pay. Maximum payment limit on incentive plans	Guaranteed variable compensation and/or open ended payments
Measures are based on achievement of financial targets, attainment of strategic objectives and enhancement of stockholder value, with a clawback policy	Single trigger change-in-control arrangements
Policies validated through independent consultant reporting to Compensation Committee, comparison to independent peer companies and stockholder "say on pay" votes	Re-pricing or cash buyout of underwater stock appreciation rights without shareholder approval
Competitive mix of short term and long term performance performance-based incentives	Market timing of equity awards
Strict insider trading policy	Excise tax gross-ups

        Following this section under the heading "Additional Executive Compensation Information" we have included certain tables where you will find detailed compensation information for the named executive officers. This section is intended to provide additional details regarding Neenah's compensation practices, as well as the information and process used to create and implement our compensation program for our named and other executive officers.

Named Executive Officers

  •
  John P. O'Donnell, President and Chief Executive Officer

  •
  Bonnie C. Lind, Senior Vice President, Chief Financial Officer and Treasurer

  •
  Steven S. Heinrichs, Senior Vice President, General Counsel and Secretary

  •
  Julie A. Schertell, Senior Vice President, President Fine Paper & Packaging

  •
  Matthew L Duncan, Senior Vice President, Chief Human Resources Officer

2017 Key Strategic and Financial Achievements

  •
  Delivered record sales in each of our businesses.

  •
  Consolidated net sales of $980 million increased 4% versus 2016

  •
  Technical Products sales of $502 million, increased 8%

  •
  Fine Paper & Packaging sales of $455 million, increased 1%

  •
  Double-digit growth in targeted categories of premium packaging, synthetic filtration and performance labels

  •
  Strategic initiatives to drive future growth

  •
  Started up a world-class transportation filtration operation in the U.S. to meet growing global demand for our products after consumming our existing capacity in Europe

  •
  Purchased a small U.S. laminating operation to support premium packaging growth with demand for our paper gift cards as an environmentally-preferred choice versus plastic

  •
  Acquired Coldenhove, a Netherlands-based leader in digital transfer media, to complement our existing business and provide scale and additional capabilities in this growing market

  •
  Deployed cash in a disciplined fashion to maintain a double-digit Return on Capital and provide attractive direct returns of cash to shareholders

  •
  Free cash flow increased from $47 to $57 million, with reduced capital spending for the U.S. filtration investment

  •
  Return on Invested Capital was maintained at a double digit level, though down from the prior year due to costs for the start-up of the new U.S. filtration operation

  •
  Credit ratings and metrics remained strong, with ample borrowing capacity providing flexibility to pursue attractive opportunities

  •
  Cash returned to shareholders was $34 million, including a 12 percent increase in dividends

  •
  Total shareholder return ahead of Russell 2000 for 9th consecutive year

  •
  Total shareholder return of 8.3% compared to 7.8% for the Russell 2000 Value Index.

Our Compensation-Setting Process

  Role of Compensation Committee

        The Compensation Committee is responsible for carrying out the Board's responsibilities for determining the compensation for our named executive officers. In that capacity, the Compensation Committee (1) annually reviews and approves the corporate goals and objectives relating to our executive compensation programs; (2) evaluates performance against those goals and objectives; and (3) approves the compensation payable to our named executive officers.

  The Role of Shareholder Say-on-Pay Votes

        The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a "say-on-pay proposal"). At the Company's annual meeting of shareholders held on May 23, 2017, greater than 96% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee considered these results and believes the voting results reflect strong shareholder support for the Company's approach to executive compensation. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes in order to understand the environment of future compensation decisions for the named executive officers.

  Use of Compensation Consultants

        The Compensation Committee charter grants the Compensation Committee authority to independently retain compensation consultants, and in 2017 the Compensation Committee again engaged Hugessen Consulting Inc. ("Hugessen") to provide it with independent advice and assistance in its deliberations regarding compensation matters. At the Committee's request, Hugessen originated certain analyses, reviewed the information provided by management and assisted the Compensation Committee in assessing 2017 compensation for Neenah's named executive officers. In addition, Hugessen provided input to assist the Compensation Committee in establishing the 2017 targeted compensation levels and performance criteria under the Company's incentive plans.

        The Compensation Committee must pre-approve any additional work of a material nature assigned to its consultant and will not approve any such work that, in its view, could compromise Hugessen's independence as advisor to the Committee. Hugessen does not provide any other services to Neenah. Decisions made by the Compensation Committee are the responsibility of the Committee and reflect factors and considerations in addition to the information and recommendations provided by Hugessen.

        In 2017, the Compensation Committee, in accordance with SEC rules, considered the independence factors having to do with consultant conflicts of interest and determined that the work of Hugessen did not raise any conflicts of interest.

        In addition, in 2017 Neenah retained Aon Hewitt, Inc. ("AON") to advise management on developments relating to executive compensation in general andprovide support to management and the Compensation Committee in their ongoing analysis and assessment of the effectiveness of Neenah's compensation policies and programs. AON also assisted in the preparation and review of materials prepared by management related to benchmarking and plan designs.

  Role of Executive Officers

        At the request of the Compensation Committee, our President and Chief Executive Officer, along with our Senior Vice President and Chief Human Resources Officer, make recommendations to our Compensation Committee regarding base salary and target levels for our annual performance bonuses and long-term equity compensation for our executive officers. Mr. O'Donnell is not involved in setting or approving his own compensation levels. These recommendations are based on the philosophy and analysis described in this Compensation Discussion and Analysis section of this Proxy Statement.

  Peer Comparison

        To assist in evaluating and determining levels of compensation in 2017 for each element of pay, the Compensation Committee reviewed various sources of data prepared by management including:

  •
  Proxy data collected and analyzed from a peer group of companies in the paper, packaging, and performance materials and specialty chemical industries similar in size to Neenah (the "Peer Group"). In 2017 the Peer Group consisted of the following companies:

— Clearwater Paper Corporation	— P.H. Glatfelter Company
— Innophos Holdings Inc.	— Quaker Chemical Corp
— Innospec, Inc.	— Rayonier Advanced Materials Inc.
— Kraton Corporation	— Schweitzer-Mauduit International, Inc.
— Mercer International, Inc.	— Tredegar Corporation
— Omnova Solutions, Inc.
  •
  The only Peer Group change was the elimination of AEP Industries during 2017 due to the company being acquired.

  •
  Data collected from Aon's database using a broad industry cut of manufacturing companies with revenues between $500 million and $2.0 billion.

        To develop market figures, compensation opportunities for the named executive officers were compared to the compensation opportunities for similarly situated executives in comparable positions. Hugessen reviewed the results of these analyses and provided feedback to the Compensation Committee in connection with their review of competitive pay practices.

        Neenah's management and the Compensation Committee do not believe that it is appropriate to establish compensation levels based solely on peer comparisons or benchmarking; however, marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation. Management and the Compensation Committee believe that information regarding pay practices at other companies is useful to confirm that our compensation practices are competitive in the marketplace.

  Targeted Compensation Levels

        The Compensation Committee establishes targeted total compensation levels based upon performance objectives for our executive officers eligible to receive an annual cash bonus opportunity under the Management Incentive Plan ("MIP") and the equity awards under the Long-Term Compensation Plan ("LTCP") as authorized by the Amended and Restated Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Compensation Plan (the "2004 Omnibus Plan"), and if approved, the Amended and Restated Neenah, Inc. 2018 Omnibus Stock and Incentive Compensation Plan (the "2018 Omnibus Plan"). In making these determinations, our Compensation Committee is guided by the compensation philosophy described below. Our Compensation Committee also considers historical compensation levels, pay practices at companies in the Peer Group and the relative compensation among Neenah's senior executive officers. The Compensation Committee also considers industry conditions, corporate performance versus peer companies and the overall effectiveness of Neenah's compensation program in achieving desired performance levels.

        As targeted total compensation levels are determined, our Compensation Committee also determines the portion of total compensation that will be contingent, performance-based pay. Performance-based pay includes cash awards under our MIP program and equity awards under our

LTCP, which may be earned based on the Company's achievement of performance goals and whose value depends upon long-term appreciation in stock price.

        Neenah's compensation philosophy is intended to provide competitive pay within the relevant market by targeting the total compensation opportunities and to reward the executives for short term and long term performance through an overall compensation mix that is targeted to include a minimum of 50% performance-based compensation for named executive officers. Our Chief Executive Officer's compensation in 2017 was approximately 74% performance-based at target levels and our other NEOs compensation was approximately 56% performance-based at target.

Compensation Components

        Our executive compensation includes the base components described below, each of which is designed to accomplish specific goals of our compensation philosophy described above. In connection with our discussion of each of such base components, the following questions will be addressed:

  •
  Why Neenah chooses to pay each of the base components;

  •
  How Neenah determines the amount of the various base components;

  •
  How each component fits into Neenah's overall compensation plan and supports Neenah's compensation philosophy.

  Base Salary

        Base salary is a critical element of executive compensation because it provides our executives with a defined level of monthly income and also sets the base level for performance compensation. Individual base salaries for our named executive officers are generally reviewed by comparing total compensation opportunities within the Peer Group as discussed above. Salary increases, if any, are reviewed and approved by the Compensation Committee on an annual basis. Factors considered in base salary increases include the Company's performance over the past year, changes in individual executive responsibility and the position of base salary together with all other compensation as indicated by our analysis of the Peer Group and market data provided by Aon when peer data was not available.

        This approach to base salary supports our compensation philosophy. The Compensation Committee has determined that setting NEO base salaries in this manner allows Neenah to be competitive in attracting and retaining talent, while at the same time, aligning the executive's and stockholders' interest because a majority of the executive's overall compensation is performance based..

  2017 Base Salary Decisions

        After discussing the individual performance, experience, scope of responsibilities, and Mr. O'Donnell's recommendations for the other NEOs, the Compensation Committee established the base salaries for each NEO in January of 2017. In general, any increases in base pay are intended to be competitive with the market and take into consideration the individual performance and scope of responsibilities of each NEO. Taking into account all these factors and a comparison relative to peers the Committee approved the adjustments shown below to further align NEO base salary with the market.

        The following table provides the base salary received by each named executive officer for 2017.

	2016 Base Salary	2017 Base Salary	% Increase
O'Donnell	$750,000	$830,000	11%
Lind	$370,000	$410,000	11%
Heinrichs	$330,000	$365,000	11%
Schertell	$360,000	$400,000	11%
Duncan	$280,000	$280,000	0%

  Annual Performance Bonuses

        Annual cash incentive bonus opportunities are awarded under the MIP, and are based on our achievement of performance goals established in the beginning of each calendar year. MIP target bonuses are established as a percentage of base salary with a target bonus ranging from 50% to 90% for NEOs. The Compensation Committee annually approves the target bonus range based on data provided from the market surveys as previously described and based on the experience and knowledge of the executive and the quality and effectiveness of their leadership within Neenah as determined by the Compensation Committee. The amount of the actual MIP bonus is adjusted up or down from the target bonus based on Neenah's year-end results (as measured by the objective and subjective criteria set forth in the MIP plan for the applicable year, as previously approved by the Compensation Committee). Actual MIP payments can range from 0-200% of the target bonus for our chief executive, legal, operations and financial officers, and 0-250% for the business unit leaders, depending on whether the results fall short of, achieve or exceed the identified performance goals.

        Under the MIP, the Compensation Committee generally sets a range of possible payments from zero to a maximum percentage of the target award based on its belief that no bonus should be earned if performance is below established thresholds and its determination that the top end of the range should provide an appropriate incentive for management to achieve exceptional performance. Under the MIP, specific performance measures and thresholds are determined by the Compensation Committee in consultation with Mr. O'Donnell, based on key metrics that support the achievement of Neenah's short-term and long-term strategic objectives.

        Annual performance bonuses support our compensation philosophy in that they: (i) reward Neenah's executives for meeting and exceeding goals that contribute to Neenah's short-term and long-term strategic plan and growth; (ii) promote a performance-based work environment; and (iii) serve as a material financial incentive to attract and retain executive talent.

  2017 Annual Performance Bonus Awards

        For 2017, the Compensation Committee approved target bonuses for our named executive officers as a percentage of base salary with a target bonus ranging from 50% to 90%. The performance goals for the 2017 MIP program were set based on the following performance criteria and the relative weighting set forth below: (i) adjusted corporate earnings before interest, income taxes, depreciation and amortization ("Corporate EBITDA"), which is calculated as net income plus income tax expenses, plus depreciation expense and amortization expense for intangibles, plus amortization expense for stock options and restricted stock units adjusted for any one time events outside of the ordinary course of business and (ii) business unit earnings before interest and taxes ("EBIT") for our Fine Paper & Packaging business unit, and (iii) progress achieved in implementing the Company's strategic plan:

		Performance Criteria
	2017 TARGET MIP (% of Base Salary)	Corporate EBITDA	Business Unit EBIT	Strategic Initiatives
O'Donnell	90%	75%	—	25%
Lind	60%	75%	—	25%
Heinrichs	50%	75%	—	25%
Schertell	55%	25%	50%	25%
Duncan	50%	75%	—	25%

        Each goal was set at levels that both the Compensation Committee and management believed to be challenging but attainable, and achievements would reflect significant performance by the Company. On a stand-alone basis, Corporate EBITDA could have yielded a payout from 0% at threshold, 100% at target and 200% at outstanding, and business unit EBIT could have yielded a payout from 0% at threshold, 100% at target and 300% at maximum, based on year-end results. These targets are consistent with our desire to incentivize and reward significant growth in profits.

        The strategic plan objective was paid out at 100% of target reflecting performance in achieving a set of strategic objectives considered critical for long-term growth. Results included the successful start up of a major organic capital project to add filtration capacity in the US, the acquisition of (a) the Coldenhove in the Netherlands to support growth in our Performance Materials business and (b) the acquisition of a laminating asset in the U.S. to support our Fine Paper & Packaging business, organic growth achieved in targeted categories, and other strategic initiatives.

        The performance goals and results relative to the named executive officers for each of the financial metrics in 2017 were as follows:

Metric ($MM)	Threshold (0%)	Target (100%)	Outstanding (200%)	Maximum (300%)	2017 Results	Payout %
Corporate EBITDA	132	158	170	N/A	145	51%
Fine Paper & Packaging EBIT	62	73	79	84	70	71%

        Based on the process described above, MIP payments were awarded as follows:

	2017 MIP at Target	2017 MIP at Actual	% of Target Earned
O'Donnell	$747,000	$472,478	63%
Lind	$246,000	$155,595	63%
Heinrichs	$182,500	$115,431	63%
Schertell	$220,000	$161,150	73%
Duncan	$140,000	$88,550	63%

  Long-Term Equity Compensation

        Long-term equity incentives under the LTCP consist of performance share units and stock appreciation rights ("SARs") granted on an annual basis, with stock appreciation rights representing approximately 30% of the total value of the equity incentive awards and performance shares representing approximately 70% of the total value of the equity award granted to an executive officer for that year. This reflects the Company's desire to emphasize the performance based incentives in the LTCP. The total target LTCP grants are set at the beginning of the year for each named executive officer at a minimum of 60% of the executive's base salary. The Company typically grants 100% of the SARs in conjunction with the first Board meeting of each fiscal year. Each year the Compensation Committee reviews and approves a target number of performance share units for each of our named executive officers and each other participant in the LTCP plan. The number of units actually earned by each participant is determined by the Company's corporate performance. The range of possible awards is set by the Compensation Committee based on its: (i) belief that a minimal award shall be granted if the performance measures are significantly below target levels; and (ii) determination that the top end of the range provided an appropriate incentive for management to achieve exceptional performance.

        The combination of SARs and performance share units focuses our executives on Neenah's financial performance and increasing shareholder value. It is aligned with and supports our stock ownership policy. Long-term incentives also help retain employees during the performance periods.

  2017 LTCP Awards

        For 2017, the Compensation Committee, consistent with our compensation philosophy, approved equity grants under the LTCP for our named executive officers with target values ranging from 60% to 200% of base salary pay as follows:

2017 LTCP (% of base Salary)
O'Donnell	200%
Lind	80%
Schertell	80%
Heinrichs	70%
Duncan	60%

        For each of our named executive officers, the value was divided into awards of SARs and a target number of performance share units, with 70% of the value in performance share units and 30% of the value in SARs. The range of possible awards under the LTCP was selected to tie a substantial percentage of their compensation to Neenah's performance.

        The number of SARs to be awarded to each named executive officer in 2017 was determined by dividing the value of the portion of the LTCP award to be awarded as SARs (determined by the Compensation Committee as described above) by the fair value of one stock option (determined using a modified Black-Scholes formula), and then rounded to the nearest share to produce the number of shares subject to the applicable option award. Each grant of SARs made in 2017 vests in increments of 33.34%, 33.33% and 33.33% over a three year period, with vesting occurring on each anniversary of the applicable grant and a ten year term to exercise. The process described above resulted in grants of SARs in 2017 as follows:

2017 SARs
O'Donnell	36,753
Lind	7,262
Schertell	7,085
Heinrichs	5,657
Duncan	3,720

        In 2017 the Compensation Committee approved an amendment to the performance share portion of the LTCP program to incorporate a three year performance period for a portion of the incentive. Twenty Five percent of the total award is measured over a three year period, further aligning senior management of the Company with long term shareholder interests. The remaining seventy five percent of the award retains a one-year performance period to focus on and reward annual growth in sales, earnings per share and return on invested capital. The target number of performance share units to be awarded to each named executive officer in 2017 was determined by determining the value of the portion of the LTCP award to be awarded as performance share units (determined by the Compensation Committee as described above) using fair market value of the stock price as of the date of grant, and then rounded to the nearest ten shares. The target number of performance share units are increased or decreased (to an amount equal to between 40% to 200% of the target number) after the performance period for each component.

        The first component ("Component I"), representing 75% of the award, is subject to a one-year performance period. The units are then subject to a two year holding period. After the end of the performance period, the adjustment of the target number of shares will are calculated based on the Company's achievement of performance goals relative to the following equally weighted criteria: adjusted year over year growth in sales (constant currency)("Constant Currency Sales"), adjusted year over year growth in return on invested capita ("Return on Capital"), and adjusted year over year growth in earnings per share ("Earnings Per Share"). The earnings per share metric was added by the Company in 2017 to strengthen alignment with long-term stockholder value. Each of the metrics are adjusted for certain items as further described in the performance share award agreements for the grant filed by the Company as Exhibit 10.1 to the Form 8-K filing dated February 3, 2017. The threshold, target and outstanding levels for sales growth and return on capital were adjusted in 2017 to reflect the Company's continued plans for growth through strategic acquisitions and investments in organic growth. The specific targets and results in 2017 for the first component were as follows:

Metric	Threshold	Target	Outstanding	2017 Results	Payout %
Payout (as a % of Target)	40%	100%	200%

Return on Capital	Increase of (60) basis points	Increase of (25) basis points	Increase of 10 basis points	Increase of 6 basis points	188%

Constant Currency Sales	3% growth	6% growth	9% growth	3.7%	23%

Earnings Per Share	3% growth	7% growth	11% growth	7.5%	113%

Overall Payout Percentage					108%

        Based on the process described above and our performance against the targets noted, performance share unit ("PSU") grants for the first component were awarded as follows:

	Component I at Target	Component I Earned	% of Target Earned
O'Donnell	10,609	11,458	108%
Lind	2,096	2,264	108%
Heinrichs	1,633	1,764	108%
Schertell	2,045	2,209	108%
Duncan	1,074	1,160	108%

        The earned shares are now in a two year hold period and are still subject to forfeiture based on continued employment. All shares are scheduled to be released to active participants on December 31, 2019.

        The second component ("Component II"), representing 25% of the award, is subject to a three year performance period. After the end of the performance period, the adjustment of the target number of shares is calculated based on the Company's achievement of the performance goal of relative total shareholder return ("Relative TSR"). The Relative TSR (including dividend yield), is compared against the Russell 2000 Value Index over the performance period.

Metric	Threshold	Target	Outstanding	Payout %
Payout (as a % of Target)	40%	100%	200%
Total Shareholder Return	3rd Quartile	2nd Quartile	1st Quartile	TBD	*

*
Subject to a 3 year performance period ending December 31, 2019

  Retirement Benefits

        We maintain the Neenah 401(k) Retirement Plan (the "401(k) Plan"), which is a tax-qualified defined contribution plan for employees. The 401(k) Plan is available to all Neenah's U.S. employees, but includes a special company profit-sharing contribution feature that is only applicable for certain employees who are ineligible to participate in the Pension Plan. Further, we maintain a supplemental retirement contribution plan (the "Supplemental RCP") which is a non-qualified defined contribution plan which is intended to provide a tax-deferred retirement savings alternative for amounts exceeding Internal Revenue Code limitations on qualified plans. Additional information regarding the Supplemental RCP can be found in the 2017 Nonqualified Deferred Compensation table later in this Proxy Statement. We also maintain the Deferred Compensation Plan, which is a non-qualified deferred compensation plan for our executive officers. The Deferred Compensation Plan enables our executive officers to defer a portion of annual cash compensation (base salary and non-equity awards under our MIP). This plan is intended to assist our executive officers in maximizing the value of the compensation they receive from the Company and assist in their retention. Additional information regarding the Deferred Compensation Plan can be found in the 2017 Nonqualified Deferred Compensation table later in this Proxy Statement.

        We also maintain the Neenah Pension Plan, a tax-qualified defined benefit plan (the "Pension Plan") and the Neenah Supplemental Pension Plan, a non-qualified defined benefit plan (the "Supplemental Pension Plan") which provide tax-deferred retirement benefits for certain of our employees, including Ms. Lind, who were employed prior to December 31, 1996. Messrs. O'Donnell, Heinrichs, Duncan and Ms. Schertell do not participate in these plans. Additional information regarding the Pension Plan and the Supplemental Pension Plan can be found in the 2017 Pension Benefits table later in this Proxy Statement.

        Neenah and the Compensation Committee believe that the Pension Plan, Supplemental Pension Plan, Retirement Contribution Plan, Supplemental RCP, Deferred Compensation Plan and 401(k) Plan are core components of our compensation program. The plans are competitive with plans maintained by our peer companies and are necessary to attract and retain top level executive talent. Additionally, the plans support the long-term retention of key executives by providing a strong incentive for the executive to remain with Neenah over an extended number of years.

  Severance Payments

        The Neenah Executive Severance Plan (the "Executive Severance Plan") covers designated officers, including all of our named executive officers, and provides certain severance benefits upon termination of employment following a change in control of Neenah. Upon termination of the officer's employment by Neenah without "cause" or by the officer for "good reason" (as defined in the Executive Severance Plan) within the two-year period following a change in control or a termination by us without "cause" during the one-year period preceding such a change in control, the Executive Severance Plan as in effect as of December 31, 2017 provided that the officer would be entitled to a cash payment equal to the sum of: (i) two times the sum of his annual base salary and targeted annual bonus; (ii) any qualified retirement plan benefits forfeited as a result of such termination; (iii) the amount of retirement benefits such officer would have received under the qualified and supplemental retirement plans but for his or her termination for the two-year period following his or her termination; (iv) the cost of medical and dental COBRA premiums for a period of two years; and (v) a cash settlement of any accrued retiree welfare benefits. In addition, the officer will be eligible to receive outplacement services for a period of two years (up to a maximum cost to us of $50,000).

        In March 2017, the Compensation Committee amended the Executive Severance Plan (the "2017 Executive Severance Plan"), effective April 1, 2017, to provide named officers certain severance benefits both upon termination of employment following a change in control of Neenah and outside of a change in control. The 2017 revisions also categorize the participating officers as either "Tier 1," "Tier 2" or "Tier 3" participants in order to provide varying benefit amounts to the different officers. All NEOs are Tier 1 participants.

        Upon termination of the officer's employment by Neenah without "cause" or by the officer for "good reason" (as defined in the 2017 Executive Severance Plan) outside of a change in control of Neenah each NEO will be entitled to an amount equal to one and one-half times his or her base salary. Upon termination of the officer's employment by Neenah without "cause" or by the officer for "good reason" within the two-year period following a change in control, the 2017 Executive Severance Plan provides that each NEO will be entitled to the sum of (i) two times the sum of his or her annual base salary, (ii) the amount of bonus under Neenah's Management Incentive Plan that he or she has earned through the date of the change in control plus two times his or her targeted annual bonus; (iii) any profit-sharing contributions or pension plan benefits forfeited as a result of such termination; (iv) the amount of profit-sharing contributions and pension plan benefits such participant would have received under the qualified and supplemental retirement plans but for his or her termination for the two-year period following his or her termination; and (v) the cost of medical and dental COBRA premiums for a period of two years. In addition, each NEOs will be fully vested in his or her account under the Deferred Compensation Plan and any awards granted to him or her under the Omnibus Plan.

        In addition, upon termination of an NEO's employment by Neenah without "cause" or by the officer for "good reason" the NEO will be eligible to receive reimbursement for outplacement service costs for a period of two years for an amount not to exceed $50,000.

        Payment of the benefits under the Executive Severance Plan is subject to the applicable executive executing an agreement that includes restrictive covenants and a general release of claims against us. These benefits are intended to recruit and retain key executives and provide continuity in Neenah's management in the event of a change in control. We believe the Executive Severance Plan is consistent with similar plans maintained by our peer companies and therefore is a core component of our compensation program necessary to attract and retain key executives.

Timing of Compensation

        Base salary adjustments, if any, are made by our Compensation Committee at the first meeting of each fiscal year (with the adjustments effective as of January 1 of that same year). Stock option grants and performance share unit target levels and awards are made in the manner described above. We do not coordinate the timing of equity awards with the release of non-public information. The exercise price of the stock options is established at the fair market value of the closing price of our stock on the date of the grant.

Tax and Accounting Consideration

        In general, the tax and accounting treatment of compensation for our named executive officers has not been a core component used in setting compensation. In limited circumstances we do consider such treatment and attempt to balance the cost to Neenah against the overall goals we intend to achieve through our compensation philosophy. In particular, we have historically sought to maximize deductibility of our named executive officers' compensation under Code Section 162(m) while maintaining the flexibility necessary to appropriately compensate our executives based on performance and the existing competitive environment. The MIP and LTCP programs are performance based and have historically been intended to be fully deductible under Code Section 162(m).

        The exemption from Section 162(m)'s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

        Despite our efforts in the past to structure annual cash incentives in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)'s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our business needs.

Stock Ownership Guidelines

        The Compensation Committee has adopted stock ownership guidelines to foster long-term stock holdings by company leadership. These guidelines create a strong link between stockholders' and management's interests. Named executive officers are required to own a designated multiple of their respective annual salaries. The multiples are as follow:

Stock Ownership Multiple of Salary
O'Donnell	6x
Lind	4x
Heinrichs	4x
Schertell	4x
Duncan	4x

        Each of the named executive officers is required to hold at least 50% of their annual performance share grants until they reach the ownership guidelines. The following holdings are counted toward fulfilling guidelines, with each being valued using our stock price as of December 31 of each year; (i) stock held in the 401(k) plan, other deferral plans, outright or in brokerage accounts; (ii) performance share units or restricted stock units earned but not vested or not paid out; and (iii) 'in the money' value of vested or unvested stock options and SARs. Penalties for continued failure to meet the guidelines include payment of MIP compensation in Neenah stock and reduction of LTCP compensation. All of our named executive officers met or exceeded the guidelines as of December 31, 2017. Mr. Duncan was hired by the Company in 2016 and has five years in order to meet the stock ownership requirements.

CEO Pay Ratio

        Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to provide the ratio of the annual total compensation of Mr. O'Donnell to the annual total pay of the median employee of the Company (the "Pay Ratio Disclosure"). For 2017 Neenah's median compensation of all employees of the Company and its consolidated subsidiaries (other than Mr. O'Donnell), including employees located in the United

States, Germany and England, was $67,493. Mr. O'Donnell's total compensation in 2017 for purposes of the Pay Ratio Disclosure was $3,288,608. Based on this information, for 2017, the ratio of the compensation of the Chief Executive Officer to the median annual total compensation of all other employees was estimated to be 49 to 1.

        The pay ratio disclosed above was calculated in accordance with SEC rules based upon the Company's reasonable judgement and assumptions using the methodology described below. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by the Company in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to the Company's pay ratio as disclosed above. The Company's methodology for calculating the ratio included the following:

  •
  Reviewed total annual cash earnings of all employees on October 1, 2017, for our 2017 fiscal year. This included both base pay and any overtime/premium pay earned by each employee in 2017.

  •
  Permanent employee hours were annualized if they didn't work full year (i.e. someone working a 20 hour workweek would be annualized at 1040 hours a year, and someone full time would be annualized at 2080 hours a year).

  •
  We identified the median employee based on total annualized earnings, and then captured all pay components based on summary compensation table to compare to the CEO.

  •
  Currency used to convert pay was determined as of December 31, 2017, at 1.19786 USD to 1 EUR, and 1.34912 USD to 1 GBP.

Clawback Policy

        The Compensation Committee adopted a "clawback policy" for all executives and other employees participating in our MIP program concerning the future payment of MIP payments and long term equity grants under the LTCP program. This policy gives the Board the authority to reclaim certain overstated payments made to Neenah employees due to materially inaccurate results presented in the Company's audited financial statements.

Policies against Hedging and Pledging Securities

        Our insider trading policy provides that directors, officers and employees are prohibited from engaging in short sales and buying or selling puts or calls or other derivative securities of Neenah. Directors and officers are also prohibited from holding Neenah securities in a margin account or pledging Neenah securities as collateral for a loan.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee oversees Neenah's compensation policies and programs on behalf of the Board. In fulfilling this responsibility, the Compensation Committee has reviewed and discussed with Neenah's management the Compensation Discussion and Analysis included in this Proxy Statement. In reliance on such review and discussions, the Compensation Committee recommended to Neenah's Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

Compensation Committee:
Stephen M. Wood, Chairman
John F. McGovern
Margaret S. Dano
Timothy S. Lucas

ADVISORY VOTE ON EXECUTIVE COMPENSATION (ITEM 2)

        The Board of Directors unanimously recommends that the stockholders vote "FOR" the approval of the Company's executive compensation.

        Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires that we include in this proxy statement a non-binding stockholder vote on our executive compensation as described in this proxy statement (commonly referred to as "Say-on-Pay").

        We encourage stockholders to review the Compensation Discussion and Analysis ("CD&A") section of this proxy statement. Our executive compensation program has been designed to pay for performance and align our compensation programs with business strategies focused on long-term growth and creating value for stockholders while also paying competitively and focusing on total compensation. The Company's executive compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. The Compensation Committee believes the Company's executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with the stockholders' long-term interests without promoting excessive risk. We feel this design is evidenced by the following:

  •
  A majority of our executives' compensation is directly linked to our performance and the creation of stockholder value. The overall compensation mix is targeted to include at least 50% performance based compensation for the named executive officers with a higher percentage of our CEO's compensation being performance based. In 2017, 74% of our CEO's compensation was performance based at target levels.

  •
  Our long-term incentive awards are exclusively in the form of performance share units, stock options and stock appreciation rights and all of our incentive plans have capped payouts.

  •
  LTCP grants are split with 70% of the total value of the awards granted as performance share units with a three-year vesting and a combination of one-year and three-year performance periods, and 30% as stock appreciation rights with annual vesting over a three-year period. For our performance share units, we use objective performance metrics closely tied to financial performance and shareholder value, such as increasing return on invested capital, revenue and earnings per share growth, and relative total shareholder return. In 2017 component one of the grants, representing 75% of the total grant, were awarded at 108% of target based on achieved growth in sales, return on invested capital and earnings per share. Component two, representing 25% of the grant, using total shareholder return as the metric, is subject to a three year performance period.

  •
  Our short-term incentive plan (MIP) also is based on a pay-for-performance philosophy, with target bonus opportunities ranging from 50% to 90% of base salary based on improvements in corporate and business unit profits and successful execution of strategic objectives. In 2017, executives received a payment of 63% to 73% of target as a result of performance in corporate EBITDA, business unit EBIT and the successful execution of strategic objectives.

  •
  We have meaningful stock ownership requirements for our named executive officers.

  •
  We do not have employment agreements or other individual arrangements with our named executive officers that provide for a specified term of employment, compensation terms or specific benefits upon a termination of employment.

  •
  Benefits under our Executive Severance Plan in connection with a change-in-control are payable only on a double trigger basis (i.e., following both a change in control and a qualifying termination of employment).

  •
  The Compensation Committee is advised by an independent compensation consultant who keeps the Compensation Committee apprised of developments and best practices.

  •
  The Company has a clawback policy which allows the Company to recoup awards if payment or vesting was based on financial criteria that are later deemed to be materially inaccurate.

  •
  In 2017 the Compensation Committee amended the Executive Severance Plan to remove the excise tax gross up provision.

    The Board strongly endorses the Company's executive compensation program and recommends that stockholders vote in favor of the following resolution:

      RESOLVED, that the stockholders approve the compensation of the Company's named executive officers as described in this proxy statement under "Executive Compensation", including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this proxy statement.

        Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

 APPROVAL OF THE NEENAH, INC. 2018 OMNIBUS STOCK AND INCENTIVE COMPENSATION PLAN (ITEM 3)

        The Board of Directors unanimously recommends that the stockholders vote "FOR" the approval of the Neenah, Inc. 2018 Omnibus Stock and Incentive Compensation Plan.

        The Neenah, Inc. 2018 Omnibus Stock and Incentive Compensation Plan (the "2018 Omnibus Plan") is a comprehensive incentive compensation plan that provides for various types of equity-based compensation, including incentive and nonqualified stock options, stock appreciation rights, stock awards, restricted stock units, performance share units, and performance units, in addition to dividend equivalents rights and cash awards. The purpose of the 2018 Omnibus Plan is to encourage ownership in our common stock by those employees, directors and consultants who have contributed, or are determined to be in a position to contribute, materially to our success, thereby increasing their interest in our long-term success. We believe that incentive compensation grants have been an important part of our successful employee and independent director recruiting and retention efforts to date and we expect such grants will remain a key part of this process going into the future.

        The 2018 Omnibus Plan is an amendment and restatement of the Company's 2004 Omnibus Stock and Incentive Compensation Plan, as amended and restated May 30, 2013 (the "2004 Omnibus Plan").

        In 2013, the Company's shareholders approved an increase of 1,577,000 shares of our common stock to be reserved for issuance under the 2004 Omnibus Plan. As of the Record Date, there remains a total of only 471,889 shares reserved for issuance under the 2004 Omnibus Plan for future awards that have not yet been awarded. In addition, as of the Record Date there are 537,246 outstanding SARs issued under the 2004 Omnibus Plan, with a weighted average term of 7.16 years and a weighted average exercise price of $63.85.

        The number of shares of our common stock to be reserved for issuance for future awards under the 2018 Omnibus Plan is comprised of the 471,889 remaining shares under the 2004 Omnibus Plan as described above, plus an additional 800,000 shares of our common stock.

        In addition to the 2018 Omnibus Plan providing for the above-described number of shares of common stock available for future awards, the 2018 Omnibus Plan updates the 2004 Omnibus Plan to more appropriately reflect current market practices. Accordingly, our Compensation Committee has approved the 2018 Omnibus Plan to address our needs to be able to offer equity and cash incentives going forward, subject to shareholder approval of the 2018 Omnibus Plan. NYSE listing requirements require that we submit the 2018 Omnibus Plan to our shareholders for approval. In addition, Internal Revenue Code rules require that we obtain shareholder approval of the 2018 Omnibus Plan in order to be able to issue incentive stock options under the 2018 Omnibus Plan.

        The Board of Directors unanimously approved the 2018 Omnibus Plan on March 26, 2018, subject to shareholder approval. If the shareholders of the Company do not approve the 2018 Omnibus Plan, the plan will be void, any grants made under the plan (if any) will be void, and the 2004 Omnibus Plan will remain in full force and effect as prior to its amendment and restatement as the 2018 Omnibus Plan.

        If approved by stockholders, the 2018 Omnibus Plan will become effective as of May 23, 2018 (the "Effective Date"), and will remain effective until terminated by the Company. This description of the 2018 Omnibus Plan below is qualified in its entirety by reference to the applicable provisions of the plan document, which is attached as Annex A to this proxy statement.

Material Changes in 2018 Omnibus Plan

        The 2018 Omnibus Plan makes a number of changes to the 2004 Omnibus Plan. The primary changes are summarized below:

  •
  The 2018 Omnibus Plan increases the number of shares of common stock that were previously available for issuance under the 2004 Plan by 800,000 shares. After this change, the number of shares available for issuance of future awards under the 2018 Omnibus Plan is the sum of the number of shares available under the 2004 Omnibus Plan for issuance of future awards immediately before the Effective Date 471,889, plus 800,000 shares. In addition, the number of shares subject to outstanding awards under the 2004 Omnibus Plan immediately before the Effective Date will remain subject to the terms of the 2004 Omnibus Plan, The maximum number of shares that can be made subject to the grant of incentive stock options is the maximum number of shares available under the 2018 Omnibus Plan. Except for the prohibition on liberal share recycling as discussed in the next paragraph, shares attributable to awards (including prior awards made under the 2004 Omnibus Plan) which expire, are forfeited or canceled or are otherwise paid or settled in cash or otherwise without the issuance of shares are again available for grant under the 2018 Omnibus Plan.

  •
  The 2018 Omnibus Plan prohibits liberal share recycling by expanding the categories of shares that can not be recycled into the plan, consistent with best current practices. Specifically, under the 2018 Omnibus Plan, shares that have been (i) tendered or withheld to pay the exercise price of options or stock appreciation rights, (ii) withheld to satisfy tax withholding, (iii) repurchased by the Company using cash proceeds from the exercise of options or (iv) subject to a stock appreciation right or option and not issued upon net settlement or net exercise of the stock appreciation right or option, are not again eligible for issuance under the 2018 Omnibus Plan. In contrast, the 2004 Omnibus Plan provided that only in the case of options and stock appreciation rights, shares tendered by a participant or withheld by the Company to pay the option exercise price, the excess number of shares to which a stock appreciation right relates over the number of shares that are issued upon exercise of the stock appreciation right, and shares withheld or remitted by the Company to pay tax withholding, were not again available for issuance..

  •
  The 2018 Omnibus Plan limits the amount of compensation payable to each non-employee director of the Company for service in such capacity. Specifically, the sum of the grant date fair value of awards under the plan, plus cash or other compensation that is not equity-based for any fiscal year of the Company cannot exceed $700,000 per such director. In contrast, the 2004 Omnibus Plan contained limits that applied not to the overall value of compensation a non-employee director could receive, but only to the number of shares of common stock, capping the maximum for all non-employee directors at $500,000 and capping the maximum for each non-employee director to awards per year of not more than 50,000 shares.

  •
  The 2018 Omnibus Plan provides in general that the term "change in control," will (if used) be defined in the applicable award agreement, but provides that a liberal change in control definition cannot be used. Specifically, the plan provides that a change in control cannot be triggered upon any event that does not result in an actual change in control of the Company, such as an announcement or commencement of a tender offer or exchange offer, a potential takeover, shareholder approval (as opposed to consummation) of a merger or other transaction, acquisition of less than 15% or less of the outstanding voting securities of the Company, an unapproved change in less than a majority of the Board or other similar provisions in which the Committee determines that an actual change in control does not occur. Further, the 2018 Omnibus Plan prohibits the Committee from accelerating vesting of an award in connection with a liberal change in control definition.

  •
  The 2018 Omnibus Plan deletes many provisions that were previously in the 2004 Omnibus Plan solely to qualify certain performance-based compensation payable to named executive officers for a tax deduction under Section 162(m) of the Internal Revenue Code to the extent that the compensation exceeded $1,000,000 per year per officer. This includes, for example, deleting the incentive pool formula based on operating earnings and operating cash flow, deleting a specific list of performance goals, and deleting per officer annual limits on awards under the plan. The Compensation Committee of the Board of Directors (the "Committee") believes that these provisions no longer need to be in the plan as the exemption from Section 162(m)'s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to any of our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to binding written contracts that were in effect on November 2, 2017. However, the 2018 Omnibus Plan preserves the ability of the Compensation Committee to make performance-based grants, and the Committee plans to continue to do this.

  •
  The 2018 Omnibus Plan deletes the definition of "Retirement" to provide for flexibility to specify the retirement criteria (if applicable) in an award agreement.

How the 2018 Omnibus Plan is Designed to Protect Shareholders' Interests

        The following features of the 2018 Omnibus Plan are intended to continue to protect the interests of our shareholders:

  •
  Limits on terms of options and stock appreciation rights.  The maximum terms of each stock option and stock appreciation right that can be granted under the Plan is ten years.

  •
  Limits on share recycling.  As discussed above, the 2018 Omnibus Plan does not allow liberal share recycling.

  •
  No repricing of options or stock appreciation rights.  The 2018 Omnibus Plan prohibits the repricing of "underwater" options and stock appreciation rights, whether by amending an existing award, substituting a new award at a lower price or executing a cash buyout, unless specifically approved by the Company's shareholders.

  •
  No discounted options or stock appreciation rights.  The 2018 Omnibus Plan prohibits granting options or stock appreciation rights with an exercise price less than the fair market value per share of our common stock on the date of grant.

  •
  No automatic change in control benefits.  The 2018 Omnibus Plan does not provide any automatic benefits upon a change in control or any excise tax gross-ups.

  •
  No liberal change in control definition.  As discussed under the preceding title, the 2018 Omnibus Plan does not allow the use of a liberal change in control definition and prohibits accelerated vesting in connection with a liberal change in control definition.

  •
  Limits on non-employee director compensation.  As discussed under the preceding title, the 2018 Omnibus Plan places a meaningful limit on each non-employee director's annual compensation.

Summary of Other Provisions of 2018 Omnibus Plan

        Eligibility.    Participation in the 2018 Omnibus Plan is limited to employees, directors and consultants of Neenah, its affiliates and/or its subsidiaries.

        Administration.    Awards under the 2018 Omnibus Plan will be determined by the Committee. However, the Chief Executive Officer may grant awards to newly hired employees who are not officers subject to Section 16 of the Exchange Act, not to exceed 300,000 shares of common stock per year.

The 2018 Omnibus Plan allows for awards to be granted in the form of incentive and nonqualified stock options, stock appreciation rights, stock awards, restricted stock units, performance share units, performance units, dividend equivalents rights and cash awards.

        Options.    Options may be made exercisable at a price per share not less than the fair market value, determined in accordance with the 2018 Omnibus Plan, per share of common stock on the date that the option is awarded. Options may not be repriced without shareholder approval. The Committee may permit an option exercise price to be paid in cash or by the delivery of previously-owned shares of Company Common Stock, or to be satisfied through a cashless exercise executed through a broker or by having a number of shares of Company Common Stock otherwise issuable at the time of exercise withheld. The maximum term of any option is 10 years. The Committee is permitted under the 2018 Omnibus Plan to substitute stock appreciation rights for options on the same terms as the options with an aggregate difference between the fair market value of the shares subject to the stock appreciation right and the grant price of the stock appreciation right that is equal to the aggregate difference between the fair market value of the shares subject to the option and the option exercise price. The 2018 Omnibus Plan permits the grant of both incentive and non-qualified stock options. Incentive stock options cannot be granted more than 10 years after the earlier of the adoption of the 2018 Omnibus Plan by the Board of Directors or the date the plan is approved by the shareholders of the Company.

        Stock Appreciation Rights.    Stock appreciation rights may have a grant price per share not less than the fair market value, determined in accordance with the 2018 Omnibus Plan, per share of common stock on the date that the option is awarded stock appreciation rights may not be repriced without shareholder approval. The maximum term of any stock appreciation right is 10 years. Stock appreciation rights may be granted separately or in connection with another award, and the Committee may provide that they are exercisable at the discretion of the holder or that they will be paid at a time or times certain or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of common stock or in cash, according to terms established by the Committee with respect to any particular award.

        Stock Awards and Restricted Stock Units.    The Committee may grant shares of common stock or the right to receive common stock in the future to a participant, subject to such restrictions and conditions, if any, as the Committee shall determine.

        Performance Units and Performance Share Units.    Performance units have an initial value determined by the Committee on the date of grant and performance shares have an initial value per share equal to the fair market value per share of common stock determined on the date of grant. The Committee sets the performance goals to determine the value of the number of performance units or performance shares that will be paid. Performance units and performance shares may be paid in shares of common stock or in cash as determined by the Committee.

        Other Incentives.    Dividend equivalent rights and cash awards may be granted in such numbers and may be subject to such conditions or restrictions as the Committee shall determine and shall be payable in cash or shares of common stock, as the Committee may determine. However, dividend equivalent rights may not be granted in connection with an option or a stock appreciation right.

        Deferrals.    The Committee may require or permit participants to defer the receipt of awards under the 2018 Omnibus Plan.

        Recapitalizations and Reorganizations.    The number of shares of common stock reserved for issuance in connection with the grant or settlement of awards or to which an award is subject, the number of shares issuable by the Chief Executive Officer as provided above under the heading "Administration," and the exercise price of each option and stock appreciation right are subject to adjustment in the event of any recapitalization of the Company or similar event effected without receipt of consideration by the Company. In the event of certain corporate reorganizations, awards may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Committee, provided such adjustment is not inconsistent with the express terms of the 2018 Omnibus Plan.

        Transferability.    Awards are not generally transferable or assignable, unless the Committee provides otherwise, but in any case, transfers for value are not permitted.

        Forfeiture and Clawbacks.    Awards will be subject to forfeiture to the extent provided by the Committee in the applicable award agreement. In addition, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the participant is required to reimburse the Company the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing of the financial document. Also, each Award is subject to forfeiture to the extent provided in any applicable clawback policy adopted by the Company or otherwise required pursuant to applicable law.

        Fungible Share Pool.    Shares issued in respect of any Full-Value Award (i.e., stock issued pursuant to awards other than options or stock appreciation rights) granted under the 2018 Omnibus Plan shall be counted against the share limit as 2.3 shares for every one share actually issued in connection with such award. For example, if 100 shares are issued with respect to a Full-Value Award grantee, 230 shares will be counted against the share limit in connection with that award. Shares issued in respect of any other award (i.e., options and stock appreciation rights) shall be counted against the share limit as one share. Therefore, as noted previously, if stockholders approve the 2018 Omnibus Plan and all 1,271,889 shares available for future grants are granted as Full-Value Awards, the total number of shares issued under the future grants under the 2018 Omnibus Plan will be 552,995.

        Amendment or Termination.    The 2018 Omnibus Plan may be amended by the Board of Directors, but stockholder approval for any amendment shall be required that (except as provided above regarding recapitalizations and reorganizations), increases the number of shares of common stock available, materially expands the classes of individuals eligible to receive awards, materially expands the type of awards available, would permit option repricing or stock appreciation rights repricing, or would otherwise require stockholder approval under the rules of the applicable stock exchange. The Committee may amend outstanding awards subject to the terms of the 2018 Omnibus Plan but in general may not take away a participant's rights.

  Tax Consequences

        The following discussion outlines generally the federal income tax consequences of participation in the Amended Omnibus Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the plan.

        Non-Qualified Options.    A participant will not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a non-qualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and the Company will then be entitled to a corresponding deduction. Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short- or long- term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified option was exercised.

        Incentive Stock Options.    A participant who exercises an incentive stock option will not be taxed at the time he or she exercises the option or a portion thereof. Instead, he or she will be taxed at the time he or she sells the common stock purchased pursuant to the option. The participant will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If the participant does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the participant will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and the Company will not get a corresponding deduction. If the participant sells the stock at a gain prior to that time, the difference between the amount the participant paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold, will be taxed as ordinary income and the Company will be entitled to a corresponding deduction; if the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the participant sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

        Restricted Stock.    A participant will not be taxed upon the grant of a restricted stock award if such award is not transferable by the participant or is subject to a "substantial risk of forfeiture," as defined in the Internal Revenue Code. However, when the shares of common stock that are subject to the stock award are transferable by the participant and are no longer subject to a substantial risk of forfeiture, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. However, if a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

        Other Stock Incentives.    A participant will not recognize income upon the grant of any other stock-based award. Generally, at the time a participant receives payment under any other stock-based award, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the common stock received, and the Company will then be entitled to a corresponding deduction.

Benefits under the 2018 Omnibus Plan

        Future awards under the 2018 Omnibus Plan will be subject to the discretion of the Committee and will depend on a variety of factors, including the value of the Company's stock at the time of grant, as well as Company, divisional, and individual performance. Accordingly, it is not possible to determine the benefits that would be received under the 2018 Omnibus Plan.

Equity Compensation Plan Information

        The following table summarizes information about outstanding options, share appreciation rights and restricted stock units and shares reserved for future issuance under our existing equity compensation plans as of December 31, 2017.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights		(b) Weighted-average exercise price of outstanding options, warrants, and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	310,176	(2)(3)	55.60	680,000	(4)
Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	310,176		55.60	680,000

(1)
The weighted-average exercise price of outstanding options, warrants and rights does not take into account restricted stock units since they do not have an exercise price.

(2)
Includes (i) 180,000 shares issuable upon the exercise of outstanding SARs, (ii) 41,377 shares issuable following the vesting and conversion of outstanding performance unit awards, and (iii) 88,799 shares issuable upon the vesting and conversion of outstanding RSUs, all as of December 31, 2017. As of December 31, 2017, we had an aggregate of 464,958 stock options and SARs outstanding. The weighted average exercise price of the stock options and SARs was $55.60 per share.

(3)
Includes 159,200 shares that would be issued upon the assumed exercise of 425,200 SARs at the price of $90.65 per share closing price of our common stock on December 31, 2017.

(4)
Represents 680,000 shares available for future issuance under our 2004 Omnibus Plan as of December 31, 2017.

ADDITIONAL EXECUTIVE COMPENSATION INFORMATION

Summary Compensation Table

        The following table reflects compensation paid to or earned by our named executive officers for services rendered during 2017, 2016 and 2015:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
John P. O'Donnell	2017	830,000	1,351,979	498,003	472,478	0	136,148	3,288,608
President and	2016	750,000	1,103,789	382,495	577,500	0	150,573	2,964,357
Chief Executive Officer	2015	625,000	878,890	287,237	850,000	0	133,766	2,774,893
Bonnie C. Lind	2017	410,000	267,146	98,400	155,595	695,393	10,300	1,636,834
Senior Vice President, Chief	2016	370,000	240,238	83,249	195,869	386,467	10,150	1,285,973
Financial Officer and Treasurer	2015	346,000	242,340	79,221	322,575	410,095	9,930	1,410,161
Steven S. Heinrichs	2017	365,000	208,078	76,652	115,431	0	47,128	812,289
Senior Vice President, General	2016	330,000	185,697	64,348	158,813	0	54,315	793,173
Counsel and Secretary	2015	310,000	188,753	61,763	263,500	0	52,517	876,533
Julie A. Schertell	2017	400,000	260,647	96,002	161,150	0	53,152	970,951
Senior Vice President,	2016	360,000	233,716	81,006	182,655	0	68,477	925,854
President Fine Paper & Packaging	2015	336,000	220,745	72,139	416,724	0	53,623	1,009,231
Matthew L. Duncan(6)	2017	280,000	136,871	50,406	88,550	0	32,943	588,770
Senior Vice President, Chief	2016	234,444	245,482	50,394	101,725	0	23,841	655,886
Human Resources Officer

(1)
Amounts shown reflect the aggregate grant date fair value with respect to performance share units, restricted stock units and restricted stock granted pursuant to our Omnibus Plan. The amounts represent the grant date fair value of the awards in accordance with ASC 718. The grant date fair value of the stock awards is equal to the fair market value of the underlying common stock on the date of grant. See Note 9 to the audited Financial Statement included in our 2017 Annual Report on Form 10-K for the assumptions used in valuing the performance share units.

(2)
Amounts shown reflect the aggregate grant date fair value with respect to stock options and stock appreciation rights ("SAR") granted pursuant to our Omnibus Plan. The amounts represent grant date fair value of the SARs in accordance with ASC 718. The grant date fair value of the SAR awards is determined using the Black-Scholes option valuation model. See Note 9 to the audited Financial Statement included in our 2017 Annual Report on Form 10-K for the assumptions used in valuing the SARs.

(3)
Amounts shown reflect annual performance bonuses earned in the fiscal year and paid in the following year, and are described in detail in the portion of our Compensation Discussion and Analysis, captioned "2017 Annual Performance Bonus Awards."

(4)
Amounts shown reflect the aggregate change during the year in the actuarial present value of accumulated benefit under our Pension Plan and Supplemental Pension Plan. The large variability in value year-to-year is caused, for the most part, by changes in the discount rates used to calculate the value from year to year, and not any increase or change in the pension plan for any individual named executive officer. Messrs. Heinrichs, Duncan, O'Donnell and Ms. Schertell do not participate in any of the defined pension plans.

(5)
"All Other Compensation" only includes the following items: Neenah's contribution to the 401(k) account of each of our named executive officers. The amounts shown for Messrs. Heinrichs, O'Donnell, Duncan and Ms. Schertell also include Neenah's special company profit-sharing contribution to their accounts in the 401(k) Plan and Supplemental Retirement Contribution Plan as disclosed on page 49 of this Proxy Statement. The amounts shown for Ms. Lind, Mr. Heinrichs, Duncan, and Ms. Schertell in 2017, 2016, and 2015 include expenses for tax preparation and financial planning.

(6)
Mr. Duncan was hired by the Company on February 29, 2016.

2017 Grants of Plan Based Awards

        The following table contains information relating to the plan based awards grants made in 2017 to our named executive officers under the Omnibus Plan and is intended to supplement the 2017 Summary Compensation Table listed above.

									All Other Option Awards (3)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
										Exercise or Base Price of Option Award ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)
Name and Principal Position	Plan	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Securities Underlying Options (#)
John P. O'Donnell	MIP	01/30/2017	0	747,000	1,494,000
President and Chief	PSU	01/30/2017				5,658	14,145	28,290			1,351,979
Executive Officer	SAR	01/30/2017							36,753	82.15	498,003
Bonnie C. Lind	MIP	01/30/2017	0	246,000	492,000
Senior Vice President,	PSU	01/30/2017				1,118	2,795	5,590			267,146
Chief Financial Officer	SAR	01/30/2017							7,262	82.15	98,400
and Treasurer
Steven S. Heinrichs	MIP	01/30/2017	0	182,500	365,000
Senior Vice President,	PSU	01/30/2017				871	2,177	4,354			208,078
General Counsel and	SAR	01/30/2017							5,657	82.15	76,652
Secretary
Julie A. Schertell	MIP	01/30/2017	0	220,000	550,000
Senior Vice President,	PSU	01/30/2017				1,091	2,727	5,454			260,647
President Fine	SAR	01/30/2017							7,085	82.15	96,002
Paper & Packaging
Matthew L. Duncan	MIP	01/30/2017	0	140,000	280,000
Senior Vice President,	PSU	01/30/2017				573	1,432	2,864			136,871
Chief Human Resources Officer	SAR	01/30/2017							3,720	82.15	50,406

(1)
Reflects the range of potential annual incentive bonus payments that could have been earned by each named executive officer under Neenah's MIP in 2017. The actual bonuses earned in 2017 are reflected in the Summary Compensation Table above under the caption "Non-Equity Incentive Plan Compensation." For more information regarding annual incentive bonus opportunities, see the discussion in the Compensation Discussion and Analysis.

(2)
Reflects the range of potential performance share units that may be earned by each named executive officer, based on the Company's level of achievement of performance goals in 2017 and total shareholder return relative to a peer group for the performance period ending December 31, 2017. After the performance period the shares remain subject to a two year holding period. For more information regarding the performance share units, including how the number of performance share units awarded was determined and the vesting terms applicable to such units, see the discussion in the Compensation Discussion and Analysis. Outstanding restricted share units receive dividends at the same rate as other stockholders.

(3)
The SARs vest as to one-third of the shares on each of the first three anniversaries of the grant date.

Outstanding Equity Awards at 2017 Fiscal Year-End

        The following table sets forth information concerning outstanding equity awards for our named executive officers as of December 31, 2017.

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units or Stock That Have Not Vested	Market Value of shares or Units of Stock	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John P. O'Donnell	11,627	5,813	0	59.72(4)	01/26/2025
President and Chief	9,437	18,875	0	57.95(5)	01/25/2026
Executive Officer	0	36,753	0	82.15(6)	01/29/2027
						15,401(8)	1,103,789
						14,145(9)	1,351,979
Bonnie C. Lind	1,728	0	0	42.82(3)	01/27/2024
Senior Vice President,	1,603	1,604	0	59.72(4)	01/26/2025
Chief Financial Officer	2,054	4,108	0	57.95(5)	01/25/2026
and Treasurer	0	7,262	0	82.15(6)	01/29/2027
						3,352(8)	240,238
						2,795(9)	267,146
Steven S. Heinrichs	1,734	0	0	31.23(2)	01/28/2023
Senior Vice President,	0	1,251	0	59.72(4)	01/26/2025
General Counsel and	1,588	3,175	0	57.95(5)	01/25/2026
Secretary	0	5,657	0	82.15(6)	01/29/2027
						2,591(8)	185,697
						2,177(9)	208,078
Julie A. Schertell	3,000	0	0	24.09(1)	01/24/2022
Senior Vice President,	4,900	0	0	31.23(2)	01/28/2023
President Fine	4,370	0	0	42.82(3)	01/27/2024
Paper & Packaging	2,920	1,460	0	59.72(4)	01/26/2025
	1,999	3,997	0	57.95(5)	01/25/2026
	0	7,085	0	82.15(6)	01/29/2027
						3,261(8)	233,716
						2,727(9)	260,647
Matthew L. Duncan	793	1,587	0	60.56(7)	02/28/2026
Senior Vice President,	0	3,720	0	82.15(6)	01/29/2027
Chief Human Resources						1,942(8)	145,437
Officer						1,432(9)	136,871

(1)
These options were granted on January 25, 2012 and vested as follows: 33.34% on January 25, 2013 and 33.33% on both January 25, 2014 and January 25, 2015. These options were converted to stock appreciation rights on July 1, 2014.

(2)
These options were granted on January 29, 2013, and vest as follows: 33.34% on January 29, 2014 and 33.33% on both January 29, 2015 and January 29, 2016. These options were converted to stock appreciation rights on July 1, 2014.

(3)
These options were granted on January 28, 2014, and vest as follows: 33.34% on January 28, 2015 and 33.33% on both January 28, 2016 and January 28, 2017. These options were converted to stock appreciation rights on July 1, 2014.

(4)
These stock appreciation rights were granted on January 27, 2015, and vest as follows: 33.34% on January 27, 2016 and 33.33% on both January 27, 2017 and January 27, 2018.

(5)
These stock appreciation rights were granted on January 26, 2016, and vest as follows: 33.34% on January 26, 2017 and 33.33% on both January 26, 2018 and January 26, 2019.

(6)
These stock appreciation rights were granted on January 30, 2017, and vest as follows: 33.34% on January 30, 2018 and 33.33% on both January 30, 2019 and January 30, 2020.

(7)
These stock appreciation rights were granted to Mr. Duncan on February 29, 2016 and vest as follows: 33.34% on February 28, 2017, and 33.33% on both February 28, 2018 and February 28, 2019.

(8)
These performance share units target levels were set on January 16, 2016 and were earned on December 31, 2016, based on the Company's achievement of performance goals during the performance period ending December 31, 2016. The awards were granted at 138% of target and the market value disclosed in this table reflects the sizing of these awards. These performance share units are subject to a two year continued service requirement after the one year performance period, subject to certain exceptions.

(9)
These performance share units target levels were set on January 30, 2017 and 75% of the award was earned on December 31, 2017, based on the Company's achievement of performance goals during the performance period ending December 31, 2017. This component of the awards were granted at 108% of target as disclosed in the CD&A Section of the 2017 Proxy Statement and the market value disclosed in this table reflects the sizing of these awards. These performance share units are subject to a two year continued service requirement after the one year performance period, subject to certain exceptions. The remaining 25% of the grant is subject to a three year performance period ending December 31, 2019.

Option Exercises and Stock Vested in 2017

        The following table sets forth information regarding options exercised and stock awards vested for our named executive officers in 2017.

	Option Awards		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John P. O'Donnell	145,748	8,747,566	16,046	1,454,570
Bonnie C. Lind	1,603	41,650	4,424	401,036
Steven S. Heinrichs	6,529	233,240	3,446	312,380
Julie A. Schertell	1,601	98,323	4,030	365,320
Matthew L. Duncan	1,189	25,502	1,652	121,009

(1)
Reflects the market value of the shares on the vesting date.

(2)
These shares represent the vesting of the Performance Share Units granted to each of our named executive officer in January of 2015, which vested on December 31, 2017, after a one year performance and two year holding period.

Pension Plans

        The Neenah Pension Plan is a broad-based, tax-qualified defined benefit pension plan, which provides a benefit upon retirement to eligible employees of the Company. The Neenah Supplemental Pension Plan is a non-qualified defined benefit pension plan which covers pay and benefits above the qualified limits in the Pension Plan. The compensation covered by these defined benefit plans includes the salary and non-equity incentive payments set forth above in the Summary Compensation Table. Under our Pension Plan an employee is entitled to receive an annual standard benefit based on years of service and integrated with social security benefits. The Code generally places limits on the amount of pension benefits that may be paid from the tax qualified Pension Plan. However, we will pay any participant in our Supplemental Pension Plan the amount of the benefit payable under the Pension Plan that is limited by the Code.

        Retirement benefits for participants in the Pension Plan who have at least five years of service may begin on a reduced basis at age 55 or on an unreduced basis at the normal retirement age of 65. Unreduced benefits also are available (i) for participants with ten years of service at age 62 or as early as age 60 with thirty years of service and (ii) as described below, for certain involuntary terminations. Ms. Lind is eligible for early retirement on a reduced basis. None of our other named executive officers currently is eligible for retirement under our Pension Plan or Supplemental Pension Plan.

        The normal form of benefit is a single-life annuity payable monthly and other optional forms of benefit are available including a joint and survivor benefit. Accrued benefits under our Supplemental Pension Plan will, at the participant's option, either be paid as monthly payments in the same form as the retirement payments from the Pension Plan or as an actuarially determined lump sum payment upon retirement after age 55.

        For a discussion of how we value these obligations and the assumption we use in that valuation, see Note 8 to our financial statements included in our 2017 Annual Report on Form 10-K. For purposes of determining the present value of accumulated benefits, we have used the normal retirement age under the plans, which is 65.

2017 Pension Benefits

        The following table sets forth information as of December 31, 2017 regarding accumulated benefits to our named executive officers under our Pension Plan, Supplemental Pension Plan and German Pension Plans.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit ($)(2)
Bonnie C. Lind	Neenah Pension Plan	36.0	1,964,349
	Neenah Supplemental Pension Plan	36.0	2,941,242

(1)
Includes years of service credited for employment with Kimberly-Clark prior to Neenah's spin-off for Ms. Lind

(2)
For a description of the assumptions applied in determining the present value of accumulated benefits reported above, see Note 8 to the audited Financial Statements included in our 2017 Annual Report on Form 10-K.

2017 Nonqualified Deferred Compensation

        The Supplemental RCP is a nonqualified excess benefit and supplemental retirement plan pursuant to which the Company provides additional retirement benefits to certain highly compensated employees. These Company contributions are intended to provide contributions to those individuals whose benefits under tax-qualified programs are restricted by the limitations permitted by the Internal Revenue Code. Contributions are held for each participant in either an excess benefit or supplemental benefit unfunded separate account. Participant accounts are credited with earnings, gains and losses based on the rate of return of investment funds selected by the participant, which the participant may elect to change in accordance with the participant's elections under the Supplemental RCP. Payments can be tied to termination of employment, including retirement, and would be paid in lump sum. If a participant dies before receiving the full value of their account balance, the participant's beneficiary would receive the remainder of the benefit in one lump sum payment. All accounts would be distributed promptly following a change in control, subject to a 10% reduction in a current participant's account and a 5% reduction in an account for a retired participant. The Deferred Compensation Plan enables our executive officers to defer a portion of annual cash compensation (base salary and non-equity awards under our MIP). This plan is intended to assist our executive officers in maximizing the value of the compensation they receive from the Company and assist in their retention. Ms. Lind does not participate in the Supplemental RCP due to her participation in the Pension Plan and

Supplemental Pension Plan. Named executive officer participation in the Supplemental RCP and the Deferred Compensation Plan in 2017 is, as follows:

Name	Executive Contributions in last Fiscal Year(1)	Company Contributions in last Fiscal Year(2)	Aggregate Earnings in last Fiscal Year	Aggregate Withdrawal/ Distributions	Aggregate Balance at Last Fiscal Year
John P. O'Donnell	0	$99,531	$90,617	0	$778,958
President and Chief
Executive Officer
Steven S. Heinrichs	0	$19,036	$28,388	0	$254,156
Senior Vice President,
General Counsel and Secretary
Julie A. Schertell	0	$23,449	$28,728	0	$223,938
Senior Vice President,
President Fine Paper & Packaging
Matthew L. Duncan	0	$7,541	$276	0	$7,850
Senior Vice President,
Chief Human Resources Officer

(1)
None of our named executive officers elected to defer compensation in 2017 under the Deferred Compensation Plan

(2)
Amounts are reported as 2017 compensation in the "All Other Compensation" column of the Summary Compensation Table.

Potential Payments Upon Termination

        We do not have employment agreements or other individual arrangements with our named executive officers that provide for specific benefits upon a termination of employment. In general, upon termination of employment, an executive officer will receive compensation and benefits for which he or she has already vested. This includes accrued but unpaid salary, accrued and unused vacation pay, and payments and benefits accrued under our broad-based benefit programs. The following section describes certain payments and benefits that would be payable to our named executive officers in the event of their involuntary termination in connection with a change-in-control of Neenah, or other involuntary termination.

  Involuntary Termination in Connection with a Change in Control

        The 2017 Executive Severance plan (effective April 1, 2017) provides named officers certain severance benefits both upon termination of employment following a change in control of Neenah and outside of a change in control. The 2017 revisions also categorize the participating officers as either "Tier 1," "Tier 2" or "Tier 3" participants in order to provide varying benefit amounts to the different officers. All NEOs are Tier 1 participants in the 2017 Executive Severance Plan. After April 1, 2017, officers covered by 2017 Executive Severance Plan will not be eligible to receive benefits under the Severance Play Plan.

        Upon termination of the officer's employment by Neenah without "cause" or by the officer for "good reason" (as defined in the Executive Severance Plan) outside of a change in control of Neenah each NEO will be entitled to an amount equal to one and one-half times his or her base salary. Upon termination of the officer's employment by Neenah without "cause" or by the officer for "good reason" within the two-year period following a change in control, the Executive Severance Plan provides that each NEO will be entitled to the sum of (i) two times the sum of his or her annual base salary, (ii) the amount of bonus under Neenah's Management Incentive Plan that he or she has earned through the date of the change in control plus two times his or her targeted annual bonus; (iii) any profit-sharing contributions or pension plan benefits forfeited as a result of such termination; (iv) the amount of profit-sharing contributions and pension plan benefits such participant would have received under the qualified and supplemental retirement plans but for his or her termination for the two-year period following his or her termination; and (v) the cost of medical and dental COBRA premiums for a period of two years. In addition, each NEOs will be fully vested in his or her account under the Deferred Compensation Plan and any awards granted to him or her under the Omnibus Plan. Excise tax gross up payments are not included as a part of this plan.

        In addition, upon termination of an NEO's employment by Neenah without "cause" or by the officer for "good reason" the NEO will be eligible to receive reimbursement for outplacement service costs for a period of two years for an amount not to exceed $50,000.

        The following table shows the payments that would be made to each of our named executive officers under the Executive Severance Plan in connection with a change-in-control termination as of December 31, 2017.

Payments	John P. O'Donnell	Bonnie C. Lind	Steven S. Heinrichs	Julie A. Schertell	Matthew L. Duncan
Severance(1)	$3,154,000	$1,312,000	$1,095,000	$1,240,000	$840,000
Prorated Non-Equity Incentive Payment(2)	$0	$0	$0	$0	$0
Unvested Stock Option Spread(3)	$1,109,442	$245,672	$190,604	$236,115	$79,372
Unvested Restricted Stock(4)	$2,965,343	$624,579	$484,071	$608,262	$348,096
LTCP Payment	$320,538	$63,364	$49,314	$61,823	$32,453
Retirement Benefit Payment(5)	$272,123	$808,436	$86,486	$89,184	$59,148
Welfare Benefit Values(6)	$38,588	$36,956	$50,446	$38,588	$50,446
Outplacement	$50,000	$50,000	$50,000	$50,000	$50,000
Aggregate Payments	$7,910,034	$3,141,007	$2,005,921	$2,323,936	$1,459,515

(1)
Severance payment equal to two times the sum of the executive's annual base salary at the time of the termination plus the target bonus.

(2)
The Target Non-Equity Incentive Payment is prorated for the number of days in the calendar year prior to termination. Since the assumed termination is December 31, 2017 the Non-Equity Incentive Payment for 2017 would have been earned and paid to the executives and would not be payable under the Executive Severence Plan.

(3)
Total value of unvested stock option spread and unvested restricted stock that would become vested upon a change in control assuming a share price of $90.65 and a change-in-control date of December 31, 2017.

(4)
All unearned target performance share units vest upon a change-in-control event. Amounts are based on target 2016 and 2017 performance share unit grants.

(5)
Actuarial value attributable to retirement benefits.

(6)
Estimated value associated with the continuation of medical and dental for two years post-termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The following directors served on the Compensation Committee during 2017: Ms. Dano, Mr. McGovern, Mr. Lucas and Dr. Wood. None of the members of the Compensation Committee was an officer or employee of Neenah during 2017 or any time prior thereto, and none of the members had any relationship with Neenah during 2017 that required disclosure under Item 404 of Regulation S-K. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act and rules and regulations of the SEC thereunder require our directors, officers and persons who beneficially own more than 10% of our common stock, as well as certain affiliates of such persons, to file initial reports of their ownership of our common stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of our common stock are required by SEC rules and regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us and on information provided by the reporting persons, we believe that during 2017, our directors, officers and owners of more than 10% of our common stock complied with all applicable filing requirements, except that Mr. Moore filed a Form 4 late on April 10, 2018 representing restricted stock units granted in lieu of a quarterly cash dividend granted in 2017 and 2018. Ms. Schertell filed a Form 4 late on September 7, 2017 representing a gift of shares transaction on August 29, 2017.

 AUDIT COMMITTEE REPORT

        The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accuracy and integrity of Neenah's financial reporting, including the performance and the independence of Neenah's independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte"). Our Board of Directors adopted an Audit Committee Charter, which sets forth the responsibilities of the Audit Committee. The charter is available on our website at www.neenah.com. The Audit Committee reviewed and discussed with management and Deloitte our audited financial statements for the fiscal year ended December 31, 2017. The Audit Committee also discussed with Deloitte the matters required to be discussed under Statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB").

        The Audit Committee received the written disclosures and other communications from Deloitte that are required by the applicable requirements of the PCAOB regarding Deloitte's communications with the Audit Committee, which included independence considerations. The Audit Committee reviewed the audit and non-audit services provided by Deloitte for the fiscal year ended December 31, 2017 and determined to engage Deloitte as the independent registered public accounting firm of Neenah for the fiscal year ending December 31, 2018. The Audit Committee also received and reviewed a report by Deloitte outlining communications required by NYSE listing standards describing: (1) the firm's internal quality control procedures; (2) any material issue raised by a) the most recent internal quality control review of the firm, b) peer review of the firm, or c) any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with issues; and (3) (to assess Deloitte's independence) all relationships between Deloitte and us.

        In reliance upon the Audit Committee's review of the audited financial statements, the discussions noted above, and Deloitte's report, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

Audit Committee:
Timothy S. Lucas, Chairman Philip C. Moore Stephen M. Wood William M. Cook

 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 4)

        The Audit Committee and the Board unanimously recommend that the stockholders vote "FOR" the proposal to ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm.

        The Audit Committee of our Board of Directors, in accordance with its charter and authority delegated to it by the Board, has appointed the firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018. As a matter of good corporate practice, the Board has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting. Deloitte & Touche LLP has served as our independent registered public accounting firm since our spin-off from Kimberly-Clark Corporation in November 2004 and is considered by our Audit Committee to be well qualified. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment. Even if the stockholders ratify the appointment, the Audit Committee, in its discretion, may appoint a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of Neenah and its stockholders.

        Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Audit Fees

        Aggregate fees for professional services rendered for us by Deloitte & Touche LLP, the member firms of Deloitte Touche and Tohmatsu and their respective affiliates ("Deloitte & Touche") as of or for the fiscal years ended December 31, 2017 and December 31, 2016 are set forth below. The aggregate fees included in the Audit category are fees billed for the fiscal year for the integrated audit of our annual financial statements and review of statutory and regulatory filings. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

	2016	2017
Audit Fees	$1,737,150	$1,934,000
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

Total	$1,737,150	$1,934,000

        Audit Fees were for professional services rendered for the audit of our annual consolidated financial statements including the audit of our internal control over financial reporting and review of quarterly reports on Form 10-Q filed by us with the SEC.

Policy on Audit Committee Pre-Approval

        To avoid potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly-traded company from obtaining certain non-audit services from its independent registered public accounting firm. The law also requires the audit committee of a publicly traded company to pre-approve other services provided by the independent registered public accounting firm. Pursuant to its charter, the Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. In its pre-approval of non-audit services, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditor's independence. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services performed by the independent registered public accounting firm in fiscal 2017 and fiscal 2016, including those services described in the table above under the captions "Audit Fees".

STOCKHOLDERS' PROPOSALS FOR 2019 ANNUAL MEETING

        Proposals of stockholders, excluding nominations for the Board, intended to be presented at the 2019 Annual Meeting should be submitted by certified mail, return receipt requested, and must be received by us at our executive offices in Alpharetta, Georgia, on or before December 9, 2018, the date that is 120 calendar days prior to the first anniversary of the date that this Proxy Statement is released to stockholders, to be eligible for inclusion in our Proxy Statement and form of proxy relating to that meeting and to be introduced for action at the 2019 Annual Meeting. In the event that the date of the 2019 Annual Meeting is changed more than thirty days from the date of this year's meeting, notice by stockholders should be received no later than the close of business on the later of the 150th calendar day prior to the 2019 meeting or the 10th calendar day on which public announcement of the date of such meeting is first made.

        Any stockholder proposal must be in writing and must comply with Rule 14a-8 under the Exchange Act and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting; (ii) the name and address, as they appear on our books, of the stockholder submitting the proposal; (iii) the class and number of shares that are beneficially owned by such stockholder; (iv) the dates on which the stockholder acquired the shares; (v) documentary support for any claim of beneficial ownership as required by Rule 14a-8; (vi) any material interest of the stockholder in the proposal; (vii) a statement in support of the proposal; and (viii) any other information required by the rules and regulations of the SEC. Stockholder nominations for the Board must comply with the procedures set forth above under "Corporate Governance—Nomination of Directors."

        The failure of a stockholder to deliver a proposal in accordance with the requirements of the preceding paragraphs may result in it being excluded from our Proxy Statement and ineligible for consideration at the 2019 Annual Meeting. Further, the submission of a proposal in accordance with the requirements of the preceding paragraph does not guarantee that we will include it in our Proxy Statement or that it will be eligible for consideration at the 2019 Annual Meeting. We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of the submission deadline to discuss the proposal.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

        Our Board knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and vote at the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of Neenah and its stockholders.

 HOUSEHOLDING OF NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

        The SEC's proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for Notices, and if applicable, the proxy statements and annual reports, with respect to two or more stockholders sharing the same address by delivering a single Notice to those stockholders. This method of delivery, often referred to as householding, should reduce the amount of duplicate information that stockholders receive and lower printing and mailing costs for companies. Neenah and certain intermediaries are householding Notices, and if applicable, proxy statements and annual reports, for shareholders of record in connection with its 2018 Annual Meeting. This means that:

  •
  Only one Notice, and if applicable, proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless you notify your broker or bank to the contrary;

  •
  You can contact Neenah by calling 678-566-6500 or by writing to INVESTOR RELATIONS, Neenah Paper, Inc., at 3460 Preston Ridge Road, Preston Ridge III, Suite 600, Alpharetta, Georgia 30005 to request a separate copy of the Notice, and if applicable, proxy statement and annual report, for the 2018 Annual Meeting and for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future or you can contact your bank or broker to make a similar request; and

  •
  You can request delivery of a single copy of the Notice, and if applicable, proxy statement and annual report, from your bank or broker if you share the same address as another Neenah shareholder and your bank or broker has determined to household proxy materials.

APPENDIX A

NEENAH, INC.
2018 OMNIBUS STOCK AND INCENTIVE COMPENSATION PLAN

NEENAH, INC.
2018 OMNIBUS STOCK AND INCENTIVE COMPENSATION PLAN

i

ii

NEENAH, INC.
2018 OMNIBUS STOCK AND INCENTIVE COMPENSATION PLAN

ARTICLE 1. ESTABLISHMENT AND PURPOSE OF THE PLAN

        1.1    Establishment.     Neenah, Inc., a Delaware corporation (the "Company") previously established the Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Plan maintained under an amended and restated plan document effective May 30, 2013 (the "Prior Plan"). The Neenah, Inc. 2018 Omnibus Stock and Incentive Compensation Plan (the "Plan") is an amendment and restatement of the Prior Plan. The Plan will become effective May 23, 2018, the date of annual meeting of the Company's stockholders (the "Effective Date"), subject to approval of the Plan by the Company's stockholders.

        1.2    Purpose of the Plan.     The Plan is intended to (a) provide incentive to officers, employees, directors and consultants of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage Stock ownership by officers, employees, directors and consultants by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, and consultants.

ARTICLE 2. DEFINITIONS

        Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

        2.1   "Affiliate" means:

          (a)   Any Subsidiary,

          (b)   An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company, or

          (c)   Any entity in which the Company has such a significant interest that the Company determines it should be deemed an "Affiliate," as determined in the sole discretion of the Company.

        2.2   "Award" means, individually and collectively, Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Stock Awards (including Performance Stock Awards), Restricted Stock Units (including Performance Share Unit Awards), Performance Unit Awards, Dividend Equivalent Rights and Cash Awards.

        2.3   "Award Agreement" means an agreement between the Company and a Participant or other documentation evidencing any Award granted under the Plan.

        2.4   "Award Program" means a written program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions and restrictions set forth in such written program.

        2.5   "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

        2.6   "Board of Directors" means the board of directors of the Company.

        2.7   "Cash Awards" means rights to receive cash payments as described in Section 4.8.

        2.8   "Change in Control" shall have the meaning provided in the applicable Award Agreement; provided, however (a) if required to avoid an Award being subject to tax under Code Section 409A, a Change in Control shall not be deemed to have occurred unless the event qualifies as a change in the ownership or effective control of the Company or in the ownership of a substantial portion of its assets under Code Section 409A(a)(2)(A)(v) and (ii) such definition must be determined by the Committee to result in an actual change in control of the Company and shall not include provisions such as announcement or commencement of a tender or exchange offer, a potential takeover, shareholder approval (as opposed to consummation) of a merger or other transaction, acquisition of 15% or less of the Outstanding Company Voting Securities, an unapproved change in less than a majority of the Board or other similar provisions in which the Committee determines an actual change in control does not occur.

        2.9   "Code" means the Internal Revenue Code of 1986, as amended.

        2.10 "Committee" means the Compensation Committee of the Board of Directors.

        2.11 "Deferral(s)" refers to the rights described in Section 4.9.

        2.12 "Disability" has the meaning provided in the applicable Award Agreement, or if defined by reference to the Plan, means a physical or mental illness, injury or impairment which causes a Participant to meet the requirements to receive long-term disability benefits under a plan sponsored by the Company or an Affiliate, or if no such plan is applicable, a Participant's inability to engage in the essential functions of his duties due to a medically determinable physical or mental impairment, which can be expected to result in death or to be of long-continued and indefinite duration. Notwithstanding the foregoing, Disability means, as to an Incentive Stock Option, a "permanent and total disability" within the meaning of Code Section 22(e)(3). In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates. Notwithstanding the foregoing, if specified in an Award Agreement or otherwise required to avoid an Award being subject to tax under Code Section 409A, a Disability shall not be deemed to have occurred unless the event also qualifies as a disability under Code Section 409A(a)(2)(C).

        2.13 "Dividend Equivalent Rights" means certain rights to receive cash payments as described in Section 4.7.

        2.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        2.15 "Fair Market Value" with regard to a date means:

          (a)   If the shares of Stock are actively traded on any national securities system or any nationally recognized quotation or market system, the price at which Stock shall have been sold as reported by the exchange or system selected by the Committee on which the shares of Stock are then actively traded;

          (b)   if the shares of Stock are not actively traded on any such exchange or system but are reported by such exchange or system, the price of Stock as reported by such exchange or system; or

          (c)   if the shares of Stock are not actively traded or reported on any such exchange or system, the fair market value of the Stock as determined by the Committee determined by the reasonable application of a reasonable valuation method as most recently determined (but in no event more than twelve (12) months earlier), but taking into account the facts and circumstances as of such date.

  For purposes of Subsection (a), (b), or (c) above, the Committee may use the closing price as of the applicable date or the last trading or business day before that date, the average of the high and low prices as of the applicable date, the last trading or business day before that date or for a period certain ending on either such date, the price determined at the time, or immediately before or immediately after, the transaction is processed, the tender offer price for shares of Stock, or any

2

  other method which the Committee determines is reasonably indicative of fair market value; provided, however, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

        2.16 "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

        2.17 "Non-employee Director" means a member of the Board of Directors who is not an employee of the Company or a Subsidiary.

        2.18 "Non-Qualified Stock Option" means a stock option that is not an Incentive Stock Option.

        2.19 "Option" means a Non-Qualified Stock Option or an Incentive Stock Option.

        2.20 "Over 10% Owner" means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

        2.21 "Participant" means an individual who receives an Award hereunder.

        2.22 "Performance Unit Award" refers to a performance unit award as described in Section 4.6.

        2.23 "Performance Goals" means any one or more performance goals established by the Committee, including without limitation, goals, either individually, alternatively or in any combination, applied to the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured over a Performance Period established by the Committee, on an absolute basis or relative to a pre-established target, to prior period results or to a designated comparison group or index, in each case as specified by the Committee in the Award. The Committee may adjust any evaluation of performance under a Performance Goal in its discretion at any time.

        2.24 "Performance Period" means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee.

        2.25 "Performance Stock Awards" means Stock Awards containing Performance Goals.

        2.26 "Performance Share Unit Awards" means Restricted Stock Unit awards containing Performance Goals.

        2.27 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

        2.28 "Restricted Stock Unit" refers to the rights described in Section 4.5.

        2.29 "Stock" means Company's common stock.

        2.30 "Stock Appreciation Right" means a stock appreciation right described in Section 4.3.

        2.31 "Stock Award" means a stock award described in Section 4.4.

        2.32 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A "Subsidiary" shall include any entity other than a corporation to the extent permissible under Code Section 424(f) or regulations or rulings thereunder.

3

 ARTICLE 3. ELIGIBILITY, SHARES AVAILABLE AND ADMINISTRATION

        3.1    Eligibility.     Awards may be granted only to officers, employees, directors, and consultants of the Company, or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Subsidiary.

        3.2    Stock Subject to the Plan.     Subject to adjustment in accordance with Section 6.2, a number of shares of Stock equal to the sum of (a) the number of shares of Stock subject to outstanding Awards under the Prior Plan immediately before the Effective Date, (b) the number of shares of Stock authorized and available for issuance of future Awards under the Prior Plan immediately before the Effective Date, and (c) eight hundred thousand (800,000) shares of Stock are hereby reserved exclusively for issuance upon exercise or payment pursuant to Awards.

        3.3    Share Usage.     Stock issued pursuant to Options or Stock Appreciation Rights shall reduce the number of shares of Stock available under Section 3.2 by one (1) share with respect to each share issued pursuant to such Award. Stock issued pursuant to Awards other than Options or Stock Appreciation Rights shall reduce the number of shares of Stock available under Section 3.2 by two and 3/10's (2.3) shares of Stock with respect to each share of Stock issued pursuant to such Award. The shares of Stock attributable to any portion of an Award that is forfeited, cancelled, expired, terminated or paid or settled in cash or otherwise without the issuance of shares of Stock for any reason without becoming vested, paid, exercised, converted or otherwise settled in full in shares of Stock will again be available for issuance under Section 3.2, provided, however, that shares of Stock subject to an Award under the Plan shall not again be available for issuance if such Shares have been (a) tendered or withheld to pay the exercise price of Options or Stock Appreciation Rights, (b) withheld or remitted to satisfy the tax withholding on Awards, (c) repurchased by the Company using the cash proceeds received by the Company from the exercise of Options granted under the Plan or (d) subject to a Stock Appreciation Right or Option settled in Stock and not issued upon net settlement or net exercise of the Stock Appreciation Right or Option.

        3.4    Administration of the Plan.     The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors and consultants of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions are final and binding on all Participants.

        3.5    Delegation.     The Committee may authorize individuals other than its members to carry out its policies and directives subject to the limitations and guidelines set by the Committee, and may delegate its authority under the Plan, provided, however, the delegation of authority to grant Awards shall be limited to grants by the Chief Executive Officer of the Company to newly hired employees, or to respond to special recognition or retention needs, and any such grants shall be limited to eligible Participants who are not subject to Section 16 of the Exchange Act. The delegation of authority shall be limited as follows: (a) with respect to individuals who are subject to Section 16 of the Exchange Act, the authority to grant Awards, the selection for participation, decisions concerning the timing, pricing and amount of a grant or Award and authority to administer Awards shall not be delegated by the Committee; (b) the maximum number of Shares covered by Awards which may be granted by the Chief Executive Officer within any calendar year period shall not exceed three hundred thousand (300,000); and (c) any delegation shall satisfy all applicable requirements of Rule 16b-3 of the Exchange Act, or

4

any successor provision. Any individual to whom such authority is granted shall continue to be eligible to receive Awards under the Plan.

        3.6    Limits on Incentive Stock Options.     Up to one hundred percent (100%) of the shares of Stock reserved for issuance pursuant to Awards are permitted (but are not required) to be issued pursuant to Incentive Stock Options. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Non-Qualified Stock Option(s).

        3.7    Limits on Non-Employee Director Compensation.     With respect to any Participant who is a Non-employee Director, the aggregate dollar value of (a) any Awards granted under the Plan (based on the grant date fair value of Awards as determined for financial reporting purposes) and (b) any cash or other compensation that is not equity-based and that is paid by the Company with respect to the Non-employee Director's service as a member of the Board of Directors or any committees thereof for any fiscal year of the Company shall not exceed $700,000.

ARTICLE 4. TERMS OF AWARDS

        4.1    Terms and Conditions of All Awards.

          (a)    Number of Shares.     The number of shares of Stock as to which an Award may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 3.2 as to the total number of shares available for grants under the Plan and subject to the limits in Sections 3.6 and 3.7.

          (b)    Award Agreement or Program.     Each Award will be evidenced either by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other criteria, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other criteria, if any, that must be achieved as a condition to vesting or settlement of the Award; provided, however the Committee shall not be permitted to provide for vesting in connection with a change in control of the Company that does not meet the requirements of the definition of Change in Control hereunder. Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void.

          (c)    Date of Grant.     The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares of Stock covered by the Award (or formula for determining the same), and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of the Award.

          (d)    Tandem Awards.     Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award, subject to the other requirements of the Plan. Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of any related Award, as specified in the applicable Award Agreement or Award Program.

          (e)    Non-Transferability.     Awards and rights under Awards are not saleable, transferable, alienable or assignable except by will or by the laws of descent and distribution, and each Award

5

  and each Award and right under an Award is exercisable, during the Participant's lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant's estate, or if no legal representative has been appointed within ninety (90) days of the Participant's death, by the person(s) taking under the laws of descent and distribution applicable to the Participant; provided, however, that the Committee may allow a Participant to designate a beneficiary or beneficiaries in the manner determined by the Committee to exercise the rights of a Participant with respect to an Award upon the death of a Participant; provided, further, the Committee may waive any of the provisions of this Section or provide otherwise as to any Awards other than Incentive Stock Options, but the Committee may not allow a Participant to transfer an Award prior to its full settlement for value.

          (f)    Deferrals.     The Committee may establish rules and procedures to permit or require a holder of an Award to defer recognition of taxable income upon the exercise or vesting of an Award.

          (g)    Alterations to Awards after Grant.     After the date of grant of an Award, the Committee may, in its sole discretion, waive, modify or amend the terms and conditions of an Award (including without limitation, accelerating vesting and/or the time for payment or exercise, or curtailing the period for exercise upon a Change in Control) or terminate an Award, except to the extent that such alteration would be inconsistent with other provisions of the Plan or would, without the Participant's consent, adversely affect the rights of a Participant under the Award in a manner not permitted by the Plan; provided, however, that no such consent shall be required if the Committee determines in its sole discretion that such alteration either (A) is required or advisable for the Company, the Plan or an Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard or (B) is not reasonably likely to significantly diminish the benefits provided under such Award; provided, further, that the Committee shall not be permitted to accelerate vesting in connection with a change in control of the Company that does not meet the requirements of the definition of Change in Control hereunder.

          (h)    Awards Granted under Prior Plan and Code Section 162(m) Transition Rule.     Awards granted under the Prior Plan before the Effective Date shall be subject to the terms and conditions of the Plan, except (A) if an Award granted under the Prior Plan incorporates a definition by reference to the Prior Plan (other than the definition of Plan), the definition in the Prior Plan shall govern if different from the definition in the Plan or if no such definition appears in the Plan, (B) no termination, amendment, suspension, or modification of the Prior Plan or an Award granted under the Prior Plan shall adversely affect in any material way any Award granted under the Prior Plan, without the written consent of the Participant holding such Award, and (C) solely to the extent required to preserve the availability of a tax deduction for the Company under Code Section 162(m), the terms of the Prior Plan shall govern each Award granted or to be granted under the Prior Plan (i) that constitutes remuneration pursuant to a binding written contract that was in effect on November 2, 2017 or (ii) as to which transition relief from the changes made to Code Section 162(m) by the Tax Cuts and Jobs Act of 2017 is otherwise available.

        4.2    Terms and Conditions of Options.     Each Option granted under the Plan must be evidenced by an Award Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Non-Qualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates (if any) representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company's stockholders.

6

          (a)    Option Price.     Subject to adjustment in accordance with Section 6.2 and the other provisions of this Section, the exercise price (the "Exercise Price") per share of Stock purchasable under any Option must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted. Except for adjustments as contemplated by Section 6.2 hereof, unless approved by the stockholders of the Company, in no event will the Exercise Price per share of Stock of any Option be reduced after the date of grant of the Option and no Option may be cancelled or surrendered in exchange for an Option with a lower Exercise Price per share of Stock or in exchange for cash or other consideration ("Option Repricing"). With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted.

          (b)    Option Term.     Any Option granted to a Participant shall not be exercisable after the expiration of ten (10) years after the date the Option is granted; provided, however that any Incentive Stock Option granted to an Over 10% Owner shall not be exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Option shall be specified in the applicable Award Agreement.

          (c)    Payment.     Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash or, if the Award Agreement provides:

            (1)   by delivery to the Company of a number of shares of Stock having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

            (2)   in a cashless exercise through a broker; or

            (3)   by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

  In its discretion, and except to the extent precluded by the Sarbanes-Oxley Act of 2002, as amended, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

          (d)    Conditions to the Exercise of an Option.     Each Option granted under the Plan is exercisable by the Participant or any other designated person, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement, subject to Section 4.1(g).

          (e)    Termination of Incentive Stock Option.     With respect to an Incentive Stock Option, in the event of termination of employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of termination of employment; provided, however, that in the case of a holder whose termination of employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Non-Qualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection, termination of employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent

7

  or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

          (f)    Special Provisions for Certain Substitute Options.     Notwithstanding anything to the contrary in this Section 4.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

          (g)    Substituting Stock Appreciation Rights.     The Committee shall have the ability to substitute, without receiving Participant permission, Stock Appreciation Rights paid only in Stock (or Stock Appreciation Rights paid in Stock or cash at the Committee's discretion) for outstanding Options; provided, the number of shares of Stock subject to the substituted Stock Appreciation Rights are the same as for the Options, the terms of the substituted Stock Appreciation Rights are the same as the terms for the Options and the difference between the Fair Market Value per share of the underlying Stock and the Threshold Price per share of the Stock Appreciation Rights is equal to the difference between the Fair Market Value per share of the underlying Stock and the Exercise Price per share of the Options. If, in the opinion of the Committee, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

        4.3    Terms and Conditions of Stock Appreciation Rights.     Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of Stock at the time of payment or exercise over (2) a specified or determinable price (the "Threshold Price") which, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option. Subject to adjustment in accordance with Section 6.2, the Threshold Price per share of Stock attributable to a Stock Appreciation Right must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Stock Appreciation Right is granted. Except for adjustments as contemplated by Section 6.2 hereof, unless approved by the stockholders of the Company, in no event will the Threshold Price per share of Stock attributable to a Stock Appreciation Right be reduced after the date of grant of the Stock Appreciation Right and no Stock Appreciation Right may be cancelled or surrendered in exchange for a Stock Appreciation Right with a lower Threshold Price per share of Stock or in exchange for cash or other consideration ("Stock Appreciation Right Repricing"). A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled.

          (a)    Settlement.     Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the excess of (1) the Fair Market Value of the number of shares of Stock attributable to the Stock Appreciation Right over (2) the Threshold Price, in cash or shares of Stock (valued at Fair Market Value per share on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

          (b)    Stock Appreciation Right Term.     Any Stock Appreciation Right granted to a Participant shall not be exercisable after the expiration of ten (10) years after the date the Stock Appreciation Right is granted. The term of any Stock Appreciation Right shall be specified in the applicable Award Agreement.

8

          (c)    Conditions to Exercise.     Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement, subject to Section 4.1(g).

        4.4    Terms and Conditions of Stock Awards.     A Stock Award shall entitle a Participant to receive a designated number of shares of Stock. At the time of the grant, the Committee will determine the factors which will govern the number of the Stock Award, including, at the discretion of the Committee, any Performance Goals that must be satisfied as a condition to retention of the Award. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

          (a)    Issuance.     Stock Awards shall be issued by the Company in shares of Stock.

          (b)    Conditions.     The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares of Stock, if any, will be as the Committee provides in the Award Agreement, and the certificate (if any) for such shares will bear evidence of any restrictions or conditions, subject to Section 4.1(g).

        4.5    Terms and Conditions of Restricted Stock Units.     Restricted Stock Units shall entitle the Participant to receive, at a specified future date or event, payment of a specified number, or a percentage or multiple of a specified number, of shares of Stock at the end of a specified period, or the cash value thereof. At the time of the grant, the Committee will determine the factors which will govern the number of the Restricted Stock Units so payable, including, at the discretion of the Committee, any Performance Goals that must be satisfied as a condition to payment. The Committee may provide for an alternative specified number, percentage or multiple under specified conditions.

          (a)    Payment.     Payment in respect of Restricted Stock Units may be made by the Company in shares of Stock or in cash (valued at the Fair Market Value per share of Stock as of the date payment is owed) as provided in the applicable Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

          (b)    Conditions to Payment.     Each Restricted Stock Unit award granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program, subject to Section 4.1(g) and intended compliance with or exemption from Code Section 409A.

        4.6    Terms and Conditions of Performance Unit Awards.     A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount based, all or in part, upon achievement of Performance Goals. The Performance Unit Award shall be equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee. At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Performance Unit Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the Performance Goals applicable to the determination of the ultimate payment value of the Performance Unit Award. The Committee may provide for an alternative base value for each unit or an alternative percentage or multiple under certain specified conditions.

          (a)    Payment.     Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value per share as of the date payment is owed) as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.

9

          (b)    Conditions to Payment.     Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program, subject to Section 4.1(g) and intended compliance with or exemption from Code Section 409A.

        4.7    Terms and Conditions of Dividend Equivalent Rights.     A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. Dividend Equivalent Rights may be granted in connection with other Awards but may not be granted in connection with an Option or a Stock Appreciation Right. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

          (a)    Payment.     Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value per share on the date of payment or exercise) as provided in the Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

          (b)    Conditions to Payment.     Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Award Agreement or Award Program, subject to Section 4.1(g) and intended compliance with or exemption from Code Section 409A.

        4.8    Cash Awards.     In addition to Dividend Equivalent Rights, the Committee may, at any time and in its discretion, grant to any Participant the right to receive a cash amount, at such time, in such amount and subject to such terms and conditions as determined by the Committee in its discretion.

        4.9    Terms and Conditions of Deferrals.     If permitted or required by the Committee, a Participant may or shall defer the receipt of cash or Stock from the exercise or payment of an Award. If a Participant defers receipt, the Company's obligation to issue the cash or shares of Stock will be reflected in a bookkeeping account. All such deferrals shall be subject to such terms and conditions as the Committee may establish, subject to intended compliance with or exemption from Code Section 409A.

          (a)    Payment.     Payment in respect of Deferrals may be made by the Company in cash or shares of Stock, whichever is provided for in the applicable Award Agreement or Award Program.

          (b)    Conditions to Payment.     Each Deferral under the Plan shall be payable at such time or times or on the occurrence of such event or events, and in such amounts as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the date of a Deferral, the Committee may accelerate the time or times at which the Deferral will be paid in whole or in part, subject to intended compliance with or exemption from Code Section 409A.

ARTICLE 5. RESTRICTIONS ON STOCK

        5.1    Escrow of Shares.     Any shares of Stock issued under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a Stock certificate. If a Stock certificate is issued with respect to Restricted Stock, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. The Committee may require that such certificate will be held by a custodian designated by the Committee (the "Custodian"), who for the term specified in the applicable Award Agreement, will have the full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company

10

any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement. During the period that shares of Stock remain subject to forfeiture, the Participant is entitled to all rights, except as provided in the applicable Award Agreement, applicable to shares of Stock not so held.

        5.2    Restrictions on Transfer.     The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan until such shares are vested except as provided in the Plan or the applicable Award Agreement or Award Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.

ARTICLE 6. GENERAL PROVISIONS

        6.1    Withholding.     The Company shall deduct from all cash distributions under the Plan all taxes required to be withheld by the applicable jurisdiction. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy the taxes required to be withheld by the applicable jurisdiction prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding obligation in cash, or, if the applicable Award Agreement or Award Program provides, a Participant may be permitted, or may be required, to have the number of shares of Stock the Participant is to receive reduced by, or with respect to a Stock Award, by tendering back to the Company, a number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy the tax withholding obligation (after taking into account any withholding in cash required because only whole shares of stock can be withheld or tendered), at tax withholding rates determined by the Company to be required, or in the Company's sole discretion, permitted, but not in excess of the maximum statutory tax rates in the applicable jurisdiction.

        6.2    Changes in Capitalization; Merger; Liquidation.

          (a)    Equity Restructuring.     The number of shares of Stock reserved for the grant of Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, or payment, as applicable, of each outstanding Dividend Equivalent Right, Option, Performance Unit Award, Restricted Stock Unit, and Stock Appreciation Right and upon vesting, settlement, or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option, the Threshold Price of each outstanding Stock Appreciation Right, and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Option, Performance Unit Award, Restricted Stock Unit, Stock Appreciation Right and Stock Award pertains, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying a Stock Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an "Equity Restructuring").

          (b)    Other Changes in Capital Structure.     In the event of a merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company's assets, other change in capital structure of the Company, tender offer for shares of Stock, or a Change in Control that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new Awards, or the adjustment of outstanding Awards, the

11

  acceleration of Awards (other than an acceleration not permitted by Section 4.1(g)), the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award. Any adjustment pursuant to this Section may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section and Section 4.1(g) may not otherwise diminish the then value of the Award.

          (c)    Substitution.     Any adjustment described in this Section may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

          (d)    Plan is not a Limit on Company Powers.     The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

        6.3    Compliance with Code.     All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent. All Awards under the Plan are intended to be exempt from or in compliance with Code Section 409A and shall be construed in such manner to effectuate that intent. If an Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would cause an Award to fail to satisfy or be exempt from Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result, and the related provisions of the Award Agreement, Award Program or Plan will be deemed modified, or, if necessary, suspended to comply with or be exempt from Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

        6.4    No Representations or Covenants.     Although the Company may endeavor to structure an Award to receive favorable U.S. or foreign tax treatment (e.g., under Code Section 422) or to avoid adverse tax treatment (e.g., under Code Section 409A), the Company makes no representation or covenant to that effect, makes no representation or covenant that such tax treatment will apply and expressly disavows any covenant to maintain favorable tax treatment or avoid unfavorable tax treatment.

        6.5    Right to Terminate Employment or Service.     Nothing in the Plan or in any Award confers upon any Participant the right to continue as an employee, officer, director or consultant of the Company or any of its Affiliates or affects the right of the Company or any of its Affiliates to terminate the Participant's employment or services at any time.

        6.6    Non-Alienation of Benefits.     Other than as provided herein, no Award under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such Award may, prior to settlement and receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

        6.7    Conditions and Restrictions upon Stock subject to Awards.     The Committee may provide that shares of Stock issued under an Award shall be subject to such further restrictions, conditions and

12

limitations as the Committee in its discretion may specify at the time of granting the Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant of any Shares issued under an Award, including without limitation: (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants and holders of other Company equity compensation arrangements, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (d) provisions requiring shares of Stock to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

        6.8    Compliance with Laws.     The granting of awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company's securities are listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan before:

          (a)   obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

          (b)   completion of any registration or other qualification of the shares of Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        6.9    Restrictions on Delivery and Sale of Shares; Legends.     Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

        6.10    Listing and Legal Compliance.     The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

        6.11    Clawback.     If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the

13

misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement. The Plan will be administered in accordance with Section 10D of the Exchange Act, any applicable rules and regulations promulgated by the Securities Exchange Commission and any national securities exchange or national securities association on which shares of Stock may be traded, and any Company policy regarding compensation recoupment. In addition, each Award shall be subject to forfeiture to the extent provided in any applicable clawback policy adopted by the Company or otherwise required pursuant to applicable law. This Section will not be the Company's exclusive remedy with respect to such matters.

        6.12    Awards to Non-U.S. Employees.     The Committee shall have the power and authority to determine which Affiliates shall be covered by the Plan and which employees outside the U.S. shall be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on termination of employment; available methods or exercise or settlement of an award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificate or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

        6.13    Indemnification.     Subject to requirements of Delaware law, each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3.5, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against him, provided such person such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf, unless such loss, cost, liability, or expense is a result of such person's own willful misconduct or except as expressly provided by Delaware law. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        6.14    Termination and Amendment of the Plan.     The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors (a) may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws, and (b) shall obtain stockholder approval for any amendment to the Plan that, except as provided in Section 6.2, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available under the Plan, would permit Option Repricing or Stock Appreciation Right Repricing, or would otherwise require stockholder approval under the rules of the applicable stock exchange. No such termination or

14

amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award.

        6.15    Stockholder Approval.     The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, the Prior Plan shall remain in force and effect and any Award granted hereunder will be void.

        6.16    Choice of Law.     The laws of the State of Delaware shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict or choice of laws that might otherwise refer to the laws of another jurisdiction.

NEENAH, INC.
By:
Title:

15

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. NEENAH, INC. PRESTON RIDGE III 3460 PRESTON RIDGE RD., SUITE 600 ALPHARETTA, GA 30005 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E44048-P05900 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NEENAH, INC. The Board of Directors recommends you vote FOR the following: 1. Proposal for election of Class II Directors: Nominees: 1a. Margaret S. Dano For Against Abstain ! ! ! ! ! ! 1b. Stephen M. Wood The Board of Directors recommends you vote FOR the following proposal: Any of such attorneys and proxies, or their substitutes (or if only one, that one) at said Annual Meeting, and any adjournments thereof, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked. ! ! ! 2. Proposal to approve an advisory vote on the Company's executive compensation; Receipt is acknowledged of the Notice of Annual Meeting of Stockholders and the Proxy Card accompanying said Notice. The Board of Directors recommends you vote FOR the following proposal: ! ! ! 3. Proposal to approve the 2018 Neenah, Inc. Omnibus Stock and Incentive Compensation Plan; and Each of the foregoing matters have been proposed by Neenah, Inc. and is not conditioned on the approval of any other matters. The Board of Directors recommends you vote FOR the following proposal: ! ! ! 4. Proposal to ratify Deloitte & Touche LLP as the independent registered public accounting firm of Neenah, Inc. for the fiscal year ending 2018. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS Wednesday, May 23, 2018 10:00 A.M. 3460 Preston Ridge Road Suite 600 Alpharetta, Georgia 30005 AGENDA: • • • • Proposal for election of Class II Directors; Proposal to approve an advisory vote on the Company's executive compensation; Proposal to approve the 2018 Neenah, Inc. Omnibus Stock and Incentive Compensation Plan; Proposal to ratify Deloitte & Touche LLP as the independent registered public accounting firm of Neenah, Inc. for the fiscal year ending 2018; and Other business as may properly come before the Annual Meeting (the Board of Directors is currently unaware of any other business to be presented to a vote). • Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and the 2017 Annual Report to Stockholders are available at www.proxyvote.com. E44049-P05900 NEENAH, INC. Proxy – Annual Meeting of Stockholders – May 23, 2018 (Solicited on Behalf of the Board of Directors) The undersigned stockholder of Neenah, Inc. hereby constitutes and appoints Bonnie C. Lind, Senior Vice President, Chief Financial Officer and Treasurer, and Steven S. Heinrichs, Senior Vice President, General Counsel and Secretary, and each of them, the attorneys and proxies of the undersigned, with full power of substitution and revocation, to represent and to vote on behalf of the undersigned all of the shares of Neenah's Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005, on Wednesday, May 23, 2018 at 10:00 a.m., Eastern Time, and at any adjournments thereof, upon the proposals stated on the reverse side which are more fully described in the Notice of, and Proxy Statement for, the Annual Meeting. NOTE: This proxy, properly filled in, dated and signed, should be returned promptly in the enclosed postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Neenah, Inc. 401(k) Plan and the Neenah, Inc. Retirement Contribution Plan (093861). This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m., Eastern Time, on May 21, 2018, you will be treated as directing the Plan's Trustee to vote the shares held in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote OR as indicated on the reverse side in unvoted share methodology. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued, and to be marked, dated and signed, on the other side) Address Changes/Comments:

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 23, 2018. NEENAH, INC. You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of NEENAH, INC. PRESTON RIDGE III 3460 PRESTON RIDGE RD., SUITE 600 ALPHARETTA, GA 30005 the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E44070-P05900 See the reverse side of this notice to obtain Meeting Information Meeting Type:Annual Meeting For holders as of:March 29, 2018 Date: May 23, 2018Time: 10:00 a.m. Eastern Time Location: 3460 Preston Ridge Road Suite 600 Alpharetta, Georgia 30005

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E44071-P05900 Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials Available to VIEW or RECEIVE: PROXY STATEMENT2017 ANNUAL REPORT TO STOCKHOLDERS How to View Online: following page) and visit: www.proxyvote .com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 9, 2018 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following: 1. Proposal for election of Class II Directors: Nominees: 1a. Margaret S. Dano 1b. Stephen M. Wood The Board of Directors recommends you vote FOR the following proposal: 2. Proposal to approve an advisory vote on the Company's executive compensation; The Board of Directors recommends you vote FOR the following proposal: 3. Proposal to approve the 2018 Neenah, Inc. Omnibus Stock and Incentive Compensation Plan; and The Board of Directors recommends you vote FOR the following proposal: 4. Proposal to ratify Deloitte & Touche LLP as the independent registered public accounting firm of Neenah, Inc. for the fiscal year ending 2018. E44072-P05900 Voting Items

E44073-P05900